UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
HIRERIGHT HOLDINGS CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LETTER TO STOCKHOLDERS
April 14, 2023
Dear Fellow Stockholders:
On behalf of the Board of Directors, it is my pleasure to invite you to HireRight Holdings Corporation’s 2023 Annual Meeting of Stockholders. The meeting will be held at 20 Horseneck Lane, Greenwich, Connecticut 06830, on May 25, 2023, at 8:30 A.M., Eastern Time.
You will find information regarding the matters to be voted on in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We are sending many of our stockholders a notice via the Internet regarding the availability of the proxy statement, our annual report for the fiscal year ended December 31, 2022 and other relevant materials. This electronic process is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. A paper copy of these materials may be requested using one of the methods described in the accompanying proxy statement or the Notice of Internet Availability of Proxy Materials.
You may visit https://ir.hireright.com to access various web-based reports, executive messages and timely information about HireRight’s global business.
Whether or not you plan to attend the Annual Meeting, please submit your proxy or voting instructions using one of the voting methods described in the accompanying proxy statement. Submitting your proxy or voting instructions by any of these methods will not affect your right to attend the meeting and vote your shares at the meeting if you wish to do so.
If you have questions about the Annual Meeting, require assistance in submitting your proxy or voting your shares, or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at Investor.Relations@HireRight.com or https://ir.hireright.com.
If your bank, brokerage firm or other nominee holds your shares, you also should contact your nominee for additional information.
Sincerely,
Larry Kutscher
Chairman of the Board

HIRERIGHT HOLDINGS CORPORATION
100 Centerview Drive, Suite 300
Nashville, TN 37214
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of HireRight Holdings Corporation (the “Company”). The Annual Meeting will be held at 20 Horseneck Lane, Greenwich, Connecticut 06830, on May 25, 2023, at 8:30 A.M., Eastern Time. The Annual Meeting is being held in order to:
1.
Elect James Carey, Mark Dzialga, Larry Kutscher and James LaPlaine to the Board of Directors, to serve as Class II directors for a term of three years expiring at the Annual Meeting of stockholders of the Company to be held in 2026;

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
3.	Transact such other business as may properly come before the Annual Meeting, or any postponement or adjournment thereof.
Holders of the Company’s common stock, par value $0.001 per share (“Common Stock”), of record at the close of business on March 31, 2023 are entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.
In order to expedite stockholders’ receipt of proxy materials while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting, we are mailing to our stockholders of record and beneficial owners a Notice of Internet Availability of Proxy Materials, which provides instructions on how to access the attached proxy statement and our annual report to stockholders for the fiscal year ended December 31, 2022 (the “Annual Report”) via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how to obtain the proxy materials in printed form.
If you have questions about the Annual Meeting, require assistance in submitting your proxy or voting your shares or need additional copies of the accompanying proxy statement or the proxy card, please contact Investor Relations at Investor.Relations@HireRight.com or https://ir.hireright.com.
April 14, 2023	By order of the Board of Directors

Brian W. Copple
General Counsel and Secretary

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend HireRight Holdings Corporation’s Annual Meeting, please submit your proxy or voting instructions as soon as possible. We encourage you to submit your proxy or voting instructions via the Internet, which is convenient, helps reduce the environmental impact of our Annual Meeting and saves us significant postage and processing costs. For instructions on how to submit your proxy or voting instructions and how to vote your shares, please refer to the section entitled “Questions and Answers About the Annual Meeting” beginning on page 1 of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING
The proxy statement for the Annual Meeting and the Company’s Annual Report are available on the Internet at https://ir.hireright.com/sec-filings/annual-reports.

HIRERIGHT HOLDINGS CORPORATION

PROXY STATEMENT
Annual Meeting of Stockholders of HireRight Holdings Corporation to be held on May 25, 2023
Capitalized terms used in, but not defined in, this proxy statement have meanings as defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Questions and Answers About the Annual Meeting
Why did I receive these proxy materials?
The Board of Directors (the “Board of Directors”) of HireRight Holdings Corporation (the “Company”) is soliciting proxies for our 2023 Annual Meeting of Stockholders. The Annual Meeting will be held at 20 Horseneck Lane, Greenwich, Connecticut, on May 25, 2023, at 8:30 A.M., Eastern Time. Stockholders as of the close of business on March 31, 2023, which is the record date (the “Record Date”) fixed by the Board of Directors, are invited to attend the Annual Meeting and are entitled and urged to vote their shares of Common Stock on the proposals described in this proxy statement. The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of Directors and our most highly-paid executive officers, and other required information. Our Annual Report to stockholders for the fiscal year ended December 31, 2022 is available to review with this proxy statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders on or about April 14, 2023. The Notice contains instructions on how to access this proxy statement and our Annual Report online.
What proposals will be voted on at the Annual Meeting?
The two matters scheduled to be voted on at the Annual Meeting are:
1.
The election of James Carey, Mark Dzialga, Larry Kutscher and James LaPlaine to serve as members of the Board of Directors in Class II for a term of three years expiring at the Annual Meeting of stockholders of the Company to be held in 2026; and

2.	The ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on.
Who can vote at the Annual Meeting?
Anyone owning shares of Common Stock of record or beneficially at the close of business on March 31, 2023, the Record Date for this year’s Annual Meeting, is entitled to attend and to vote on all items properly presented at the Annual Meeting.
How do I vote?
Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), then you are a stockholder of record and you may vote in one of the following ways:
•
You or your proxy may vote in person at the Annual Meeting. As a stockholder of record, you may grant the right to vote your shares at the Annual Meeting to the individuals listed on the proxy card by properly dating, executing and returning the proxy card provided with the proxy materials according to the instructions thereon, or to another individual of your choice by providing that individual with a valid legal proxy. You may also attend the Annual Meeting and vote your shares in person. If you or your proxy wish to vote in person at the meeting, you or your proxy will need to bring valid government-issued photo identification plus:

•	For registered stockholders, either the (1) Notice of Internet Availability of Proxy Materials or (2) proxy card; or

•
For proxies voting on behalf of a registered stockholder, (1) a valid written “legal proxy” signed by the registered stockholder naming the proxy plus (2) either the stockholder’s (i) Notice of Internet Availability of Proxy Materials or (ii) proxy card.

Even if you plan to attend the Annual Meeting, we recommend that you also vote either by Internet or by mail so that your vote will be counted if you decide not to attend.
•
You may vote by mail. To vote by mail, complete, sign and date the proxy card that accompanies this proxy statement and return it promptly in the postage-prepaid envelope provided (if you received printed proxy materials). Your completed, signed and dated proxy card must be received prior to the Annual Meeting.

•
You may vote via the Internet. To vote via the Internet, go to www.voteproxy.com to complete an electronic proxy card (have your Notice or proxy card in hand when you visit the website). You will be asked to provide the 11 digit control number from your Notice or proxy card. Internet voting is available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 24, 2023.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting and will provide you with instructions on how to vote your shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account, but to do so you must follow the voting instructions your broker, bank or other nominee provides. Beneficial owners of shares should generally be able to provide voting instructions by returning the voting instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the voting process of your broker, bank or other nominee. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.
Can I change my vote or revoke my proxy?
Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can change your vote or revoke your proxy by:
•	Providing another proxy, or using any of the available methods for voting, with a later date;
•
Providing a written notice of revocation prior to the Annual Meeting to the Company’s Secretary at the Company’s principal executive offices as follows: HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN, 37214; or

•
Voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or cast your vote at the Annual Meeting.

Beneficial Owner of Shares Held in “Street Name”: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares held in street name, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
Who is asking me for my vote?
The Company is soliciting your proxy on behalf of the Board of Directors. The Company will bear the cost of soliciting proxies and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, the Company, through its directors and employees, may solicit proxies in person, by telephone or by electronic means. Such directors and employees will not receive any special remuneration for these efforts.
If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you incur. If you choose to vote by telephone, you are responsible for any telephone charges you incur.

What is the effect of giving a proxy?
Proxies are solicited by and on behalf of the Board of Directors. The persons named on the proxy card have been designated as proxies for the Annual Meeting by the Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder on such proxy. If no specific instructions are given, however, the shares represented by proxies given to the persons named on the proxy card will be voted in accordance with the recommendations of the Board of Directors on the proposals as described below and, if any other matters are properly brought before the Annual Meeting, the shares will be voted in accordance with the proxies’ judgment.
What are my voting rights?
Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. At the close of business on March 31, 2023, the Record Date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 75,960,199 shares of Common Stock outstanding. A list of all record stockholders as of the Record Date will be available during ordinary business hours at the Company’s principal place of business located at 100 Centerview Drive, Suite 300, Nashville, TN 37214, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.
How does the Board of Directors recommend that I vote?
The Board of Directors recommends that you vote:
•	FOR the election of each of the director nominees as described under “Proposal 1 – Election of Directors” and as printed on the proxy card;
•	FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
Why did I receive a one-page notice in the mail regarding the Internet Availability of Proxy Materials instead of a full printed set?
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or email on an ongoing basis.
Where can I view the proxy materials on the Internet?
The Notice provides you with instructions on how to:
•	View proxy materials for the Annual Meeting via the Internet; and
•	Instruct the Company to send future proxy materials to you by email.
You can view the proxy materials for the Annual Meeting online at https://ir.hireright.com/sec-filings/annual-reports.
What is the quorum requirement for the Annual Meeting?
A quorum is the minimum number of shares required to be present or represented by proxy at the Annual Meeting for the meeting to be properly held. The presence, represented in person or by proxy, of the holders of a majority in voting power of our outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Abstentions, “WITHHOLD” and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another time or place.

What are broker non-votes?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed “non-routine” and there is at least one “routine” matter to be voted upon at the Annual Meeting. Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank or other nominee votes shares on the “routine” matters, but does not vote shares on the “non-routine” matters, those shares will be treated as broker non-votes with respect to the “non-routine” proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
What matters are considered “routine” and “non-routine”?
The ratification of the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal No. 2) is considered “routine.” The election of Class II directors (Proposal No. 1) is considered “non-routine.”
What are the effects of abstentions and broker non-votes?
An abstention occurs when a stockholder affirmatively declines to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote at the Annual Meeting (Proposal No. 2). However, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, you may only vote “FOR” or “WITHHOLD” authority to vote for each of the nominees. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.
Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting. However, because our bylaws generally require that all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of shares of capital stock present in person or represented by proxy at the meeting “and entitled to vote on the subject matter,” and because broker non-votes are not “entitled to vote” on “non-routine” matters, a broker non-vote will have no effect on the outcome of voting on any non-routine proposal. Similarly, with respect to director elections, because our bylaws require that directors be elected by a plurality of the votes cast, and because brokers are not permitted to vote without instruction on director elections, broker non-votes will have no effect on the outcome of Proposal No. 1 regarding director elections. Therefore, a broker non-vote will make a quorum more readily attainable, but will not affect the outcome of any non-routine proposal, including the election of directors.
What is the voting requirement to approve each of the proposals?
Proposal No. 1: Election of Class II Directors. Directors are elected by a plurality of the votes cast (meaning that the four director nominees who receive the highest number of shares voted “FOR” their election are elected as Class II Directors). You may vote “FOR” or “WITHHOLD” for each director nominee. Because the outcome of this proposal will be determined by a plurality vote, shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal.
Proposal No. 2: Ratification of Appointment of PwC. The ratification of the appointment of PwC requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions will count towards the quorum requirement for the Annual Meeting and will have the same effect as a vote against the proposal. Broker non-votes will not affect the outcome of voting on this proposal.

Who will count the votes?
The Board has authorized the Company’s Secretary, Assistant Secretary, Chief Financial Officer, or any representative of the Company’s Transfer Agent as may be appointed by the Board Chair to tabulate the votes and act as inspector of elections.
How will the voting power of shares held by our principal stockholders affect approval of the proposals being voted on at the Annual Meeting?
Our principal stockholders have the ability to ensure approval of all of the proposals to be voted on at the Annual Meeting.
As indicated above, each share of Common Stock is entitled to one vote. As of the Record Date for the Annual Meeting, certain investment funds managed by General Atlantic (“General Atlantic”) and certain investment funds managed by Stone Point Capital (“Stone Point”), referred to as our “Principal Stockholders,” together beneficially owned approximately 66.7% of the voting power of our outstanding Common Stock. By reason of their ownership of the Common Stock, the Principal Stockholders together generally have the ability to determine the outcome of any matter submitted to the vote of all of the outstanding shares of the Common Stock. As a result, the Principal Stockholders have the ability:
•	to elect the persons nominated by the Board of Directors for election as Class II directors at the Annual Meeting; and
•	to determine the outcome of Proposal 2.
May I vote confidentially?
Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.
What if additional matters are presented at the Annual Meeting?
We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to Thomas Spaeth, our Chief Financial Officer, Brian Copple, our Secretary, and Michelle Gouvion, our Assistant Secretary, to vote on such matters at their discretion.
Where can I find the voting results from the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC within four business days after the date of the Annual Meeting.
How can I obtain information about the Company?
A free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including the financial statements and the financial statement schedules, is available on our website at https://ir.hireright.com/sec-filings/annual-reports, or by sending a request in writing to the Office of the Corporate Secretary, HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214.

PROPOSAL 1
ELECTION OF DIRECTORS
Under the Company’s amended and restated certificate of incorporation, the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not less than 6 nor more than 13. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. The Board of Directors currently consists of twelve1 directors.
The Board of Directors is divided into three staggered classes, designated Class I, Class II and Class III. The current term of the Class II directors expires at the 2023 annual meeting, the current term of the Class III directors will expire at the 2024 annual meeting, and the current term of the Class I directors will expire at the 2025 annual meeting. At each annual meeting, stockholders will elect members of the Class whose term is expiring at that annual meeting for a new term of approximately three years expiring at the third annual meeting following the meeting at which the members of that Class were elected, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal.
All of the nominees for Class II directors are members of the current Board of Directors. If any nominee for election to the Board of Directors becomes unable to accept nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s amended and restated certificate of incorporation.
Certain Stockholder Rights to Nominate Directors
Under our Stockholders Agreement, each Principal Stockholder has the right to designate nominees for election to the Board of Directors until such time as any Principal Stockholder, directly or indirectly, ceases to beneficially own at least 10% of the Common Stock then outstanding. The Principal Stockholders may also assign their designation rights under the Stockholders Agreement to an affiliate. See “Certain Relationships and Related Person Transactions—Stockholders Agreement.”
The Stockholders Agreement provides (x) the investment funds managed by General Atlantic the right to designate: (i) a majority of the nominees for election to the Board of Directors for so long as such funds beneficially own over 40% of the Common Stock then outstanding; (ii) three of the nominees for election to the Board of Directors for so long as such funds beneficially own less than or equal to 40% but at least 30% of the Common Stock then outstanding; (iii) two of the nominees for election to the Board of Directors for so long as such funds beneficially own less than or equal to 30% but at least 20% of the Common Stock then outstanding; and (iv) one of the nominees for election to the Board of Directors for so long as such funds beneficially own less than or equal to 20% but at least 10% of the Common Stock then outstanding; and (y) the investment funds managed by Stone Point the right to designate (i) two of the nominees for election to the Board of Directors for so long as such investment funds and their affiliates beneficially own more than 20% of the Common Stock then outstanding; and (ii) one of the nominees for election to the Board of Directors for so long as such investment funds and their affiliates beneficially own less than or equal to 20% but at least 10% of the Common Stock then outstanding.
Currently, funds managed by General Atlantic beneficially own approximately 42.3% of the Common Stock and funds managed by Stone Point beneficially own approximately 24.4% of the Common Stock. Larry Kutscher and James Carey, who are Class II directors, are nominees of General Atlantic and Stone Point respectively, and are up for reelection at the Annual Meeting. Josh Feldman, a Class I director, is a nominee of General Atlantic, and Rene Kern and James Matthews, Class III directors, are nominees of General Atlantic and Stone Point, respectively. General Atlantic is not currently exercising its right to designate additional director nominees.
Required Vote
Class II directors will be elected by a plurality of the votes cast at the Annual Meeting (meaning that the four director nominees who receive the highest number of shares voted “FOR” their election are elected as
[1]
On February 2, 2023, Mr. Peter Fasolo, a member of the Board of Directors in Class II, informed the Company of his decision not to stand for reelection to the Company’s Board at the Company’s 2023 Annual Meeting. On February 13, 2023, the Board appointed Mr. Larry Kutscher to the Board of Directors and to the Nominating and Governance Committee, and on April 4, 2023, the Board appointed Mr. Venkat Bhamidipati to the Board and to the Audit Committee. Therefore, the Board of Directors currently consists of twelve members but will be reduced to eleven members at the conclusion of the Annual Meeting.

Class II directors). Shares voted “WITHHOLD” will not prevent a director nominee from being elected as a director. Broker non-votes will not affect the outcome of voting on this proposal. Brokers do not have discretion to vote any uninstructed shares with respect to the election of directors.
The Board of Directors recommends that the stockholders vote FOR the nominees listed below for the election to the Board of Directors in Class II.
THE BOARD OF DIRECTORS
The following table sets forth certain information about the members of the Board of Directors in Class II who are nominated for reelection at the Annual Meeting and the members of the Board of Directors in Classes I and III, whose terms are expected to continue through the Annual Meeting. Peter Fasolo is currently a member of the Board of Directors in Class II, but has informed the Board that he would not stand for reelection at the Annual Meeting and consequently will cease being a director of the Company as a result of election of the Class II directors at the Annual Meeting.
Name	Age	Position	Class
James Carey	56	Director	II
Mark Dzialga	58	Director	II
Larry Kutscher	58	Director, Board Chair	II
James LaPlaine	51	Director	II
Peter Fasolo, Ph.D.	60	Director	II
Venkat Bhamidipati	56	Director	III
Rene Kern	59	Director	III
James Matthews	55	Director	III
Jill Smart	63	Director	III
Guy Abramo	62	Chief Executive Officer, President and Director	I
Josh Feldman	32	Director	I
Lisa Troe	61	Director	I
Class II Directors
The following individuals are incumbent Class II directors, and are the nominees of the Board of Directors for reelection, at the Annual Meeting for a three-year term scheduled to expire at the 2026 annual meeting of stockholders.
James Carey has served as a member of the Board of Directors since 2018. Mr. Carey is a Managing Director of Stone Point. He has been with Stone Point or its predecessor entities since 1997 and is actively involved in all of Stone Point’s portfolio investments. Mr. Carey currently serves on the boards of directors of public companies Enstar Group Limited and Focus Financial Partners, as well as several other Trident Fund portfolio companies. Mr. Carey holds a BS from Boston College, a JD from Boston College Law School and an MBA from Duke University, Fuqua School of Business. Mr. Carey is a valuable member of the Board of Directors because of his private equity experience and his experience as a director of numerous private and public companies.
Mark Dzialga has served as a member of the Board of Directors since 2018 and Chairman of our Board of Directors from 2021 to 2023. Mr. Dzialga is the Managing Partner of Brighton Park Capital and is a member of its Investment Committee. Prior to starting Brighton Park Capital, he was a Managing Director at General Atlantic for more than 20 years and had been a member of the firm’s Executive Committee, Portfolio Committee, and Human Resources Committee through September of 2018. He was also a member of the Investment Committee at General Atlantic from 2003 to 2018 and chaired the Investment Committee from 2007 until the end of 2017. Before joining General Atlantic in 1998, Mr. Dzialga was co-head of the High Technology Merger Group at Goldman Sachs, where he advised many of the firm’s technology clients on mergers, acquisitions and restructurings. Mr. Dzialga received an MBA from the Columbia University School of Business and a BS in Accounting from Canisius College. Mr. Dzialga is a valuable member of the Board of Directors because of his private equity experience, human resources expertise, and experience as a director of numerous public and private companies.

Peter Fasolo, Ph.D. has served as a member of the Board of Directors since 2018. Since 2016, Dr. Fasolo has served as the chief human resources officer at Johnson & Johnson where he is responsible for global talent, recruiting, diversity, compensation, benefits, employee relations and all aspects of the human resources agenda for the company. He is a member of Johnson & Johnson’s Executive Committee, Management Compensation Committee, and Chairman of the Pension and Benefits Committee. He has been at Johnson & Johnson for over ten years. Dr. Fasolo received his Ph.D. in Organizational Behavior Studies at the University of Delaware, a Master’s degree in Industrial and Organizational Psychology at Farleigh Dickinson University, and a BS in Psychology from Providence College. Dr. Fasolo is a valuable member of the Board of Directors because of his experience as an executive at a large public company and his human resources expertise.
Larry Kutscher has served as a member of the Board of Directors since 2023 and on April 3, 2023 was appointed to serve as Chairman of our Board of Directors. Mr. Kutscher is currently the Chief Executive Officer of A Place For Mom, Inc., the leading technology-driven senior living referral platform and advisory service. Mr. Kutscher was previously the Chief Executive Officer of TravelClick, a cloud-based software solution for the hospitality industry. Mr. Kutscher also served as Chief Executive Officer of Register.com, General Manager of the Small Business Group at Dun & Bradstreet, and Managing Director with Goldman Sachs Wealth Management, after beginning his career with several leadership positions at American Express. Mr. Kutscher currently serves on the Board of Directors of A Place For Mom and Wish, one of the world’s largest mobile e-commerce platforms, serving as an independent director and a member of the audit committee. He previously served on the Boards of Thayer Ventures Acquisition Corporation (now Inspirato Incorporated) and ReachLocal. Mr. Kutscher earned a bachelor’s degree in political science from Brown University and an MBA from Columbia Business School. Mr. Kutscher is a valuable member of the Board of Directors because of his substantial executive leadership experience. Mr. Kutscher is a valuable member of the Board of Directors because of his substantial executive leadership experience driving transformational growth for data and technology companies.
James LaPlaine has served as a member of the Board of Directors since 2021. From January 2018 to July 2021, Mr. LaPlaine was EVP and Chief Technology Officer of Red Ventures, LLC, a portfolio of digital companies that use an online marketplace to connect consumers and brands, where he was responsible for all technology choices and engineering staff including information technology operations, security data and software development. Mr. LaPlaine continued as a Strategic Advisor to Red Ventures, LLC from July 2021 through September 2022. Before joining Red Ventures, LLC, he held various management and executive-level positions at AOL over a period of sixteen years, including Chief Information Officer & SVP, Technology Operations from August 2015 to August 2017. As CIO and SVP, Mr. LaPlaine was responsible for all data center infrastructure and cloud usage, IT systems, consumer identity systems, and back office platforms. While at AOL, Mr. LaPlaine also served as Executive Director at Technology Business Management Council from November 2014 to November 2019. Mr. LaPlaine has been a Senior Advisor to Brighton Park Capital since July 2021. Mr. LaPlaine holds a degree in Computer Science from State University of New York at Oswego. Mr. LaPlaine is a valuable member of the Board of Directors because of his experience in cybersecurity and technology services.
Class III Directors
The following individuals are our incumbent Class III directors, whose term is scheduled to expire at the 2024 annual meeting of stockholders.
Venkat Bhamidipati has served as a member of the Board of Directors since 2023. Most recently, Mr. Bhamidipati held the role of executive vice president and chief financial officer at McAfee Corp. until its acquisition in 2022. In this role, he oversaw the finance, IT, and security operations strategy and teams that support McAfee’s business worldwide. Before McAfee, Mr. Bhamidipati was executive vice president and chief financial officer at Providence, a healthcare company with approximately $25 billion in annual revenues, from 2017 to 2020. At Providence, he led finance and most corporate functions, including information technology, growth and corporate development, supply chain, and real estate. Before Providence, he spent 13 years at Microsoft, where he served as CFO of the Worldwide Operations Group, CFO of the Enterprise Group, and Managing Director of Business Development and Strategy. He began his career in public accounting and held finance roles at Hitachi Data Systems and Exodus Communications. Mr. Bhamidipati holds an MBA in Finance and Marketing from the Kelley School of Business at Indiana University. He is also a member of the board of directors and audit committee of Cross Country Healthcare, Inc., a leading tech-enabled workforce solutions and advisory firm serving healthcare clients and homecare, education, and clinical and non-clinical healthcare professionals. Mr. Bhamidipati is a valuable member of the Board of Directors because of his deep background in executive management roles with large complex organizations, his financial management expertise, and his experience in corporate development and strategy.
Rene Kern has served as a member of the Board of Directors since 2022. Mr. Kern is an advisory director to General Atlantic. He also serves as a Director of Tory Burch, LLC, and as the Vice-Chairman of the Board of Governors of the Joseph H. Lauder Institute at the University of Pennsylvania, is a Member of the Wharton Executive Education board, and serves on the UC Berkeley Foundation Board as chair of the Finance Committee and member of the Executive Committee. Mr. Kern was Managing Director at General Atlantic from 1996 to 2021 specializing in the firm’s European and Latin American business, as well as its financial services investment activities. Prior to his work for General Atlantic, he was an investment banker at Morgan Stanley and a management consultant at Bain & Company. Mr. Kern received his undergraduate degree in business administration from the University of California, Berkeley, and an MBA from the University of Pennsylvania’s Wharton School. Mr. Kern is a valuable member of the Board of Directors because of his substantial financial and business expertise, international investment experience, and experience as a director and advisor of a diverse group of other companies.
James Matthews has served as a member of the Board of Directors since 2018. Mr. Matthews is a Managing Director of Stone Point, where he helps to lead investments in outsourcing & technology, asset management, and insurance distribution. He joined Stone Point in 2011 from Evercore Inc., where he was a Senior Managing Director and Co-Head of Private Equity. From 2000 to 2007, Mr. Matthews was with Welsh, Carson, Anderson & Stowe, where he was a General Partner and focused on investments in the information services and business services sectors. Previously, Mr. Matthews was a General Partner of J. H. Whitney & Co. and started his career as an Analyst in the mergers and acquisitions group of Salomon Brothers Inc. Mr. Matthews currently serves on the Board of Directors of public companies Eagle Point Credit Company and Eagle Point Income Company Inc., as well as the boards of directors of several other Trident Fund portfolio companies. He holds a BS from Boston College and an MBA from Harvard Business School. Mr. Matthews is a valuable member of the Board of Directors because of his experiences in private equity and in leadership roles of other companies.
Jill Smart has served as a member of the Board of Directors since 2018. From 2015-2022, Ms. Smart served as President of the National Academy of Human Resources (NAHR), an organization that recognizes individuals and institutions for professional achievement in human resources by election as a Fellow of the National Academy of Human Resources. As of January 1, 2023, Ms. Smart is President Emeritus of NAHR. Previously, Ms. Smart spent more than 33 years at Accenture, a global professional services company, before retiring in 2014. For 10 years, she served as Accenture’s Chief Human Resources Officer. Ms. Smart has served as a non-employee director of EPAM’s board since July 2016. She is the founder and CEO of JBSmart Consulting, LLC., a member of the Cerity Partners Advisory Board, and serves on the Boards of Directors of AlixPartners, a financial advisory and global consulting firm and World Fuel Services, a publicly traded global energy management company. Ms. Smart received an MBA from the University of Chicago and a BS in business administration from the University of Illinois. Ms. Smart is a valuable member of the Board of Directors because of her human resources and business services expertise.
Class I Directors
The following individuals are our incumbent Class I directors, whose term is scheduled to expire at the 2025 annual meeting of stockholders.
Guy Abramo has served as member of the Board of Directors, Chief Executive Officer and President since 2018. Formerly the chief executive officer of HireRight GIS Group Holdings, LLC, the Company’s predecessor entity, (“GIS”), Mr. Abramo joined GIS in January 2018 after serving as president of Experian Consumer Services Division for seven years, overseeing the group’s strategy, direction and operation. Prior to joining Experian, Mr. Abramo served as president of Tallan, Inc., a nationwide professional services firm specializing in internet media design, business intelligence and custom software solutions. Before joining Tallan, he served for seven years as executive vice president, worldwide and chief strategy and information officer at Ingram Micro. Preceding Ingram Micro, Mr. Abramo served three years as a managing director at KPMG Consulting and the leader of the marketing intelligence consulting practice. While at KPMG, he was a member of the firms’

Technology Leadership Council and co-founder of the Center for Data Insight data mining and marketing automation lab at Northern Arizona University. Mr. Abramo is also a 12-year veteran of the Exxon Mobil Corporation. At Exxon, he held a number of positions across both operating and headquarters divisions. Mr. Abramo began his Exxon career in research and development and achieved five patents for innovative fuels and fuel additives technologies. He later served in a number of positions of increasing responsibility in the Americas Marketing and Refining Division including manager of marketing services, assistant gasoline business manager of the U.S. Division and manager of administration and controls for a major Northeastern marketing unit. Mr. Abramo earned a BS in chemical engineering from the New Jersey Institute of Technology and an MBA from Georgetown University. As the Company’s current Chief Executive Officer, Mr. Abramo is a valuable member of our Board of Directors because he has a direct connection to senior management and the benefit of management’s perspective on the Company’s business and immediate strategic goals. He provides leadership, extensive knowledge of the Company, and insight on the day to day operation of the business.
Josh Feldman has served as a member of the Board of Directors since September 2020. Mr. Feldman is a Vice President at General Atlantic and focuses on investments in the technology sector. Prior to joining General Atlantic in 2014, he was an investment banker with Goldman Sachs in the Financial Institutions Group from 2012 to 2014. Mr. Feldman serves on the board of Quizlet, a leading online learning platform. Mr. Feldman received his undergraduate degree from University of California at Berkeley and an MBA from Stanford Graduate School of Business. Mr. Feldman is a valuable member of the Board of Directors because of his private equity experience and expertise evaluating potential investments in the technology sector.
Lisa Troe has served as a member of the Board of Directors since March 2021. She was a Senior Managing Director of Athena Advisors LLC from January 2014 to June 2021. Athena is an advisory firm she co-founded to provide services in securities litigation, public company accounting, financial reporting and disclosure, and other business needs and strategies. From 2005 through 2013, Ms. Troe was a Senior Managing Director at FTI Consulting, Inc., a global business advisory firm. From 1995 through 2005, Ms. Troe served on the staff of the Division of Enforcement of the U.S. Securities and Exchange Commission’s Pacific regional office, including six years as the Regional Chief Enforcement Accountant. Her career includes accounting positions in public and private companies and with a Big Four public accounting firm. Ms. Troe currently serves on three other public company boards: Magnite, Inc., an independent platform that facilitates the purchase and sale of digital advertising, since February 2014; Stem, Inc., a global leader in artificial intelligence-driven energy storage services, since March 2021; and Expro Group Holdings N.V., an oil services company, since October 2021. Ms. Troe is a member of the National Association of Corporate Directors and other director and professional organizations, CERT certified in cybersecurity by the Software Engineering Institute of Carnegie Mellon University, a CPA and earned a B.S. in Business Administration with honors from University of Colorado. Ms. Troe is a valuable member of the Board of Directors because she has an extensive background in public company governance and oversight, enterprise risk management, and public company accounting, financial reporting and disclosure. She also has diverse experience with a wide range of industries, allowing her to bring additional perspective to a board.

CORPORATE GOVERNANCE
Controlled Company
The Company’s Common Stock is listed on the New York Stock Exchange (“NYSE”). Because our Principal Stockholders control more than 50% of our combined voting power, we are considered a “controlled company” for the purposes of NYSE’s rules and corporate governance standards. As a “controlled company,” we are exempt from certain corporate governance requirements, including (1) those that would otherwise require the Board of Directors to have a majority of “independent directors” as such term is defined by applicable NYSE rules, (2) those that would require that we establish a compensation committee composed entirely of “independent directors” with a written charter addressing the committee’s purpose and responsibilities and (3) those that would require we have a nominating and governance committee comprised entirely of “independent directors” with a written charter addressing the committee’s purpose and responsibilities. Although we are not currently relying and do not currently intend to rely upon these exemptions, we may decide to rely upon any or all of these exemptions in the future as long as we remain a controlled company.
Director Independence
The Board of Directors has determined that Venkat Bhamidipati, James Carey, Mark Dzialga, Peter Fasolo, Josh Feldman, Rene Kern, Larry Kutscher, James LaPlaine, James Matthews, Jill Smart and Lisa Troe are independent directors, as such term is defined by the applicable rules and regulations of the NYSE. Three of the foregoing individuals, Venkat Bhamidipati, Mark Dzialga and Lisa Troe, make up the Company’s Audit Committee. The Board of Directors determined that all members of the Audit Committee meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Board of Directors Leadership Structure and Board of Directors’ Role in Risk Oversight
The Board of Directors has an oversight role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements and the Nominating and Governance Committee oversees risks associated with the Company’s governance. The Privacy and Cybersecurity Committee oversees the management of information security and operational compliance risks, including those related to the Company’s operation as a consumer reporting agency. The Audit Committee provides general oversight for the Company’s enterprise risk management framework and the Company’s policies on risk assessment and risk management and oversees the management of financial risks. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors will be regularly informed through committee reports about such risks.
The Chairman of the Board of Directors and our Chief Executive Officer are currently separate. The Board of Directors does not currently have a policy as to whether the role of Chairman of the Board of Directors and the Chief Executive Officer should be separate. The Board of Directors believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the Chairman and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. Pursuant to the Company’s Governance Guidelines, if the Chairman is not an independent director and the Company ceases to be a controlled entity, the Board shall appoint a Lead Independent Director who must be independent.
The Board of Directors understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, the Board of Directors, with the assistance of the Nominating and Governance Committee, determines its leadership structure as deemed appropriate in light of these factors and the current environment.
Board of Directors Meetings and Committees
In fiscal 2022, the Board of Directors held ten Board meetings and 21 Committee meetings. Each of our directors other than Ms. Smart and Mr. Fasolo attended over 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the board on which the director served.

The Board of Directors has four committees:
•	Audit;
•	Compensation;
•	Nominating and Governance; and
•	Privacy and Cybersecurity
The Audit, Compensation, Nominating and Governance, and Privacy and Cybersecurity committees operate under written charters which are available at the Company’s website at https://ir.hireright.com/corporate-governance/governance-documents. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as set forth below. Peter Fasolo has informed the Board that he would not stand for reelection at the Annual Meeting and consequently will cease being a director of the Company as a result of election of the Class II directors at the Annual Meeting.
Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Privacy and Cybersecurity Committee
Guy Abramo
Venkat Bhamidipati	X
James Carey			X
Mark Dzialga	X
Peter Fasolo, Ph.D.		X	X
Josh Feldman		X		X
Rene Kern		X	X
Larry Kutscher, Chair			C
James LaPlaine				C
James Matthews		C		X
Jill Smart		X
Lisa Troe	C			X
C = Chairperson
Audit Committee
The Audit Committee held a total of eight meetings in 2022. Our Audit Committee consists of Lisa Troe, as chairperson, Venkat Bhamidipati, and Mark Dzialga.
The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the NYSE and that each member of the Audit Committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The designation of “audit committee financial expert” does not impose any duties, obligations or liabilities that are greater than are generally imposed on non-expert members of our Audit Committee and the Board of Directors.
Our Audit Committee’s principal responsibilities include:
•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;
•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing our policies on risk assessment and risk management;

•	reviewing and discussing with management our annual audited and quarterly unaudited financial statements and related disclosures as well as critical accounting policies and practices used by us;
•	reviewing the adequacy of our internal control over financial reporting and our internal audit function;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•	recommending to the Board of Directors whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•	overseeing and discussing with management the implementation, compliance and effectiveness of the Company’s compliance and ethics programs;
•	reviewing the Company’s enterprise risk management framework;
•	overseeing the Company’s procedures to handle whistleblower complaints;
•	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;
•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;
•	reviewing and discussing with management our earnings releases and scripts generally; and
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the New York Stock Exchange.
Compensation Committee
The Compensation Committee held five meetings in 2022. Our Compensation Committee consists of James Matthews, as chairperson, Peter Fasolo2, Josh Feldman, Rene Kern and Jill Smart. The principal responsibilities of the Compensation Committee include:
•	overseeing the Company’s overall compensation philosophy policies and programs;
•	periodically reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and other senior management personnel, as appropriate;
•
evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer and other senior management personnel, as appropriate;

•
approving any employment and severance arrangements for the chief executive officer and other senior management personnel as the Board of Directors or the Compensation Committee may determine from time to time;

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
•	overseeing and administering our compensation, benefit and similar plans;
•	overseeing and discussing with management the Company’s organization design and workforce development programs;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	conducting the independence assessment outlined in rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee; and
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the New York Stock Exchange.
[2]	Peter Fasolo will not stand for reelection to the Board of Directors at the Annual Meeting and will therefore will cease being a director at the conclusion of the Annual Meeting.

Nominating and Governance Committee
The Nominating and Governance Committee held four meetings in 2022. Our Nominating and Governance Committee consists of Larry Kutscher, as chairperson, James Carey, Peter Fasolo, and Rene Kern. The principal responsibilities of the Nominating and Governance Committee include:
•	developing and recommending to the Board of Directors criteria for board and committee membership;
•	identifying and recommending to the Board of Directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•	reviewing director independence and any conflicts of interest;
•
overseeing and reviewing annually the adequacy of the Company’s corporate policies and guidelines regarding corporate governance, corporation communications, insider trading, stockholder communications, political activities, participation in trade organizations, outside board service by employees and compliance therewith;

•	overseeing management succession planning;
•	overseeing the Company’s policies and practice on corporate social responsibility, environmental matters;
•	reviewing and recommending to the Board of Directors the functions, duties and compositions of the committees of the Board of Directors;
•	reviewing and recommending Board of Directors process matters;
•	developing orientation programs for new director and continuing education programs;
•	reviewing and discussing with management, as appropriate, the Company’s disclosure relating to the above matters; and
•	annually reviewing and reassessing the adequacy of the committee charter in its compliance with the listing requirements of the New York Stock Exchange.
Privacy and Cybersecurity Committee
The Privacy and Cybersecurity Committee held four meetings in 2022. The Privacy and Cybersecurity Committee consists of James LaPlaine, as chairperson, Josh Feldman, James Matthews and Lisa Troe. The Privacy and Cybersecurity Committee’s responsibilities are as follows:
•	overseeing the Company’s compliance with global data privacy and security laws applicable to the data the Company receives and uses;
•	reviewing the Company’s policies and controls for identifying, assessing and mitigating information and cybersecurity risks;
•	reviewing and discussing with management the Company’s policies and plans related to disaster recovery, business continuity and cybersecurity insurance policies;
•	overseeing and reviewing management’s response to material cybersecurity and privacy incidents or breaches;
•	reviewing and discussing with management the Company’s plans for adoption and application of industry standards related to cybersecurity and privacy; and
•	annually reviewing and reassessing the adequacy of the committee charter.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2022, the members of the Compensation Committee included Mr. Fasolo, Mr. Kern, Mr. Matthews, and Ms. Smart none of whom was an officer or employee of the Company. Ms. Smart joined the Compensation Committee in February 2022 and Mr. Kern joined the Compensation Committee in August 2022. Josh Feldman joined the Compensation Committee in April 2023.

None of our executive officers currently serves, or in the past fiscal year has served, as a member of a board of directors or as a member of a compensation or similar committee of any entity that has one or more executive officers who also served on the Company’s Board of Directors or Compensation Committee.
Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with the Company that are required to be disclosed under Item 404 of Regulation S-K.
Identifying and Evaluating Candidates for the Board of Directors
The Nominating and Governance Committee is responsible for oversight of the composition of the Board of Directors and the recommendation of director candidates to the full Board, to be appointed by the Board of Directors or nominated by the Board of Directors for election by the Company’s stockholders, as the case may be. The Nominating and Governance Committee may rely upon personal contacts and professional search firms as well as stockholder recommendations to identify appropriate candidates for service on the Board of Directors. Of the Board’s nominees for re-election at the Annual Meeting, James Carey and Mark Dzialga were appointed to the Board as representatives of the Company’s private equity investors in 2018, James LaPlaine was identified through Board member relationships, and Larry Kutscher was designated as a nominee by General Atlantic pursuant to its rights under our Stockholders Agreement. Candidates are evaluated through personal interviews with members of the Board and management as well as personal and professional reference checks.
Subject to any contractual nomination rights of the Company’s stockholders, all nominees for directorship will be evaluated by the Nominating and Governance Committee or the Board of Directors in accordance with the following criteria and any other criteria that may be identified by the Board of Directors or a Board Committee, if appropriate, and in accordance with the procedures set forth in the Nominating and Governance Committee’s charter.
Background. The Board seeks members whose professional and personal backgrounds and experience contribute meaningfully to a diverse and robust aggregated set of skills and perspectives across the Board. The Board uses self-assessment processes and the Board Composition Matrix reproduced below to help evaluate the effectiveness of Board recruitment in meeting these objectives.
Simultaneous Service. The Board recognizes the benefit of having members with experience serving on the boards of other companies, as well as the importance of all members dedicating sufficient time to their service on the Company’s Board. The Board’s view is that the appropriate number of directorships varies depending upon each individual’s personal situation, the demands of the various boards, and other circumstances. Therefore, the Board evaluates these matters and establishes limits as appropriate on a case-by-case basis for each individual director or candidate, and before appointing or endorsing a new director, the Board must conclude that such person’s other time commitments will not interfere with effective service as a director of the Company. In general, subject to exceptions as determined by the Board with the recommendation of the Nominating and Governance Committee:
•	No director should serve on more than three other public company boards.
•	No director who is the Chief Executive Officer of another public company should serve on more than one other public company board, aside from the board of his/her own company.
•
Before accepting a position on another public company board or audit committee, a director must notify the Nominating and Governance Committee, which will consider whether the acceptance of that position would compromise the director’s ability to perform in accordance with his or her responsibilities as a director of the Company.

Financial Literacy. Directors should know how to read and understand fundamental financial statements and how to use them in evaluating the financial performance of the Company.

Character. Directors should possess all of the following personal characteristics:
•	Integrity: Directors should demonstrate high ethical standards and integrity in their personal and professional dealings;
•
Experience: Directors should have broad training and experience at the policy-making or strategic level, and expertise that is useful to the Company and complementary to the background and experience of other Board members, so that a useful balance of members on the Board can be achieved and maintained;

•	Judgment: Directors should possess the ability to provide wise and thoughtful counsel on a broad range of issues; and
•	High Performance Standards: Directors should have a history of achievements which reflects high standards for themselves and others.
Stockholder Recommendations. Stockholders may recommend director candidates for consideration by the Nominating and Governance Committee. To have a candidate considered by the Nominating and Governance Committee, a stockholder must submit the recommendation in writing and must include the following information:
•
The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;

•	A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;
•
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

•
Such other information regarding each proposed candidate required under the bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Board Composition Matrix
The Board understands the importance of maintaining a membership with a variety of skills, experience and perspectives that creates an effective forum to provide oversight and strategic counsel to the Company’s management. The following matrix summarizes areas of knowledge, experience, and attributes as self-reported by the members of the Board as well as each member’s tenure and independence classification. Although not required, the Board and management believe that including the matrix will enhance investors’ understanding of the Company’s board composition. The matrix is not intended to be an exhaustive list of all skills and experiences of the Board members but is intended to illustrate the diversity and depth of the collective experiences and skills of our Board.
Skills, Experience, and Attributes	Abramo	Carey	Dzialga	Feldman	Kern	LaPlaine	Matthews	Smart	Troe	Kutscher	Bhamidipati
Industry Experience
Background Screening	x							x
Recruiting/Staffing								x
Credit Bureau	x									x
HR Services			x					x
Technology	x			x	x	x		x	x		x
Technology Enabled Services	x	x	x		x	x	x	x	x	x	x
Consumer	x	x	x		x					x	x
Academia								x

Skills, Experience, and Attributes	Abramo	Carey	Dzialga	Feldman	Kern	LaPlaine	Matthews	Smart	Troe	Kutscher	Bhamidipati
Business Experience and Skills
C-Suite Executive	x					x		x		x	x
Public Company Board	x	x	x		x		x	x	x	x	x
International	x	x	x		x	x		x
Business Operations	x							x		x	x
Strategic Planning	x		x		x		x	x	x	x	x
Governmental/Regulatory	x							x	x
Human Capital/Personnel Management						x		x
Legal		x
Corporate Governance, Compliance, Ethics		x					x	x	x
Investor Relations Experience	x		x		x		x	x	x	x	x
Risk Management	x	x					x		x		x
Marketing	x					x		x		x
Financial Literacy	x	x	x	x	x		x	x	x	x	x
Financial Accounting (e.g. Audit Cte Fin Expert)					x		x		x	x	x
M&A		x	x	x	x	x	x			x
Capital Markets		x	x	x	x		x

Demographics
Asian (other than Indian/South Asian)
Black/African American
Hispanic/Latin American
Indian/South Asian											x
Middle Eastern/North African
Native American/Alaskan Native
Native Hawaiian/Other Pacific Islander
White/Caucasian	x	x	x	x	x	x	x	x	x	x
Male	x	x	x	x	x	x	x			x	x
Female								x	x
Non-binary
Independence[3]		x	x	x	x	x	x	x	x	x	x
Tenure (in years)	5	5	5	3	1	2	5	5	2	<1	<1
Code of Business Conduct and Ethics and Corporate Governance Guidelines
The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees and is intended to comply with the relevant listing requirements for a code of business conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Business Conduct and Ethics contains general guidelines for conducting the Company’s business consistent with the highest standards of business ethics. The Company intends to disclose future amendments to certain provisions of its Code of Business Conduct and Ethics, or waivers of such provisions applicable to any
[3]	Based on SEC and NYSE criteria

principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and its directors. The current Code of Business Conduct and Ethics and any amendments are available on our website at https://ir.hireright.com/corporate-governance/governance-documents.
The Board of Directors has also adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Company’s officers and Board of Directors carry out their respective responsibilities. These guidelines are available for viewing on the Company’s website at https://ir.hireright.com/corporate-governance/governance-documents. The Company will also provide the Corporate Governance Guidelines, free of charge, to stockholders who request them. Such requests should be directed to the Office of the Corporate Secretary, at HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214.
Policy on Hedging Transactions
The Board has adopted an Insider Trading Policy that includes a section prohibiting directors, officers and employees of the Company, and their designees, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities, whether they are (1) granted by the Company as part of compensation; or (2) otherwise held, directly or indirectly. The policy also prohibits purchasing securities of the Company on margin or pledge, or otherwise granting a security interest in, securities of the Company; selling Company securities short (i.e., selling stock not owned and borrowing the shares to make delivery); buying or selling puts, calls, options or other derivatives in respect of securities of the Company.
Executive Sessions of Non-Management Directors
The non-management directors of the Company meet in executive sessions without management on a regular basis.
Principal Stockholder Approval of Certain Matters
As long as funds managed by General Atlantic and Stone Point beneficially own a majority of the Company’s outstanding Common Stock, General Atlantic and Stone Point will be able to control all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”
Communications with the Board of Directors
Stockholders and other interested parties desiring to communicate directly with the full Board of Directors, the Audit Committee, the non-management directors as a group or with any individual director or directors may do so by sending such communication in writing, addressed to the attention of the intended recipient(s), HireRight Holdings Corporation, c/o Mr. Brian Copple, Secretary, 100 Centerview Drive, Suite 300, Nashville, TN 37214. Interested parties may communicate anonymously and/or confidentially if they desire. All communications received that relate to accounting, internal accounting controls or auditing matters will be referred to the chairman of the Audit Committee unless the communication is otherwise addressed. All other communications received will be forwarded to the appropriate director or directors.
Director Attendance at Annual Meeting
The Company encourages all directors to attend each Annual Meeting of stockholders and, to the extent practicable, schedules annual meetings to coincide with regularly scheduled board meetings to facilitate attendance.

EXECUTIVE OFFICERS
The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below.
Name	Age	Position
Guy Abramo	62	Chief Executive Officer, President and Director
Thomas Spaeth	55	Chief Financial Officer
Conal Thompson	53	Chief Technology Officer
Laurie Blanton	69	Chief Accounting Officer
Brian Copple	62	General Counsel and Secretary
Julie Romero	48	Chief Human Resources Officer
Stephen Girdler	59	Global Managing Director and Head of Corporate Development & Responsibility
Guy Abramo. For the biography of Guy Abramo, please see “The Board of Directors—Class I Directors.”
Thomas Spaeth has served as the Company’s Chief Financial Officer since December 2014 and also manages global operations. Mr. Spaeth brings more than 20 years of experience in corporate finance, accounting, investment banking, operations, and business development in the technology, consumer, and banking industries. Mr. Spaeth was an executive officer of HireRight, Inc., which filed a bankruptcy petition as an affiliated debtor of Altegrity, Inc., in February 2015. Prior to HireRight, Mr. Spaeth served as Chief Financial Officer at UBM Technology, where he oversaw accounting, finance, sales operations, client delivery, and IT. Mr. Spaeth also has experience with corporate finance, consulting, and investment roles at Motorola, Ernst & Young, and Deutsche Bank. Mr. Spaeth holds a BS in business administration and finance from the University of Wisconsin and an MBA from the Kellogg Graduate School of Management, Northwestern University.
Conal Thompson has served as the Company’s Chief Technology Officer since 2018. Mr. Thompson leads the Company’s product development, infrastructure and business systems efforts. Before joining HireRight, Mr. Thompson was the chief technology officer for Monster from May 2017 to July 2018. From November 2014 to April 2017, Mr. Thompson served as chief technology officer with Chemical Abstracts Service, an information systems division of the American Chemical Society. He also previously served as chief technology officer for the intellectual property and science information business unit of Thomson Reuters. Mr. Thompson started his career as a programmer and development manager in Sydney, Australia. Mr. Thompson currently serves on the Board of Directors of the Velocity Network Foundation, an independent industry membership organization focused on technology innovation related to education and career records. Mr. Thompson attended the University of Sydney and earned a BS with honors in computer science, writing a thesis on expert systems for technical analysis-based trading systems.
Laurie Blanton has served as the Company’s Chief Accounting Officer since December 2021; previously she served as the Company’s Vice President and Global Controller from April 2020. Before joining the Company, Ms. Blanton was Senior Vice President of Accounting at FabFitFun, Inc., from September 2019 to March 2020, and before FabFitFun she was the Vice President and Corporate Controller at Crocs, Inc. from September 2016 to September 2019. Ms. Blanton served as the Vice President and Global Corporate Controller at Quiksilver, Inc., from February 2014 to August 2016. Prior to her tenure at Quiksilver, she held various leadership and finance positions at other public companies. She began her career in public accounting at Arthur Young and Company (which merged with Ernst & Whinney in 1989 to create Ernst & Young LLP), from 1984 to 1989. Ms. Blanton is a California Certified Public Accountant and holds a Bachelor of Business Administration degree in accounting from the University of Michigan.
Brian Copple has served as the Company’s General Counsel since 2018. From July 2013 to July 2018, Mr. Copple was General Counsel for The Rubicon Project, Inc., now called Magnite, a publicly-traded company that automates the purchase and sale of digital media advertising. Previously, Mr. Copple served as General Counsel for Eclipsys Corporation, a publicly-traded enterprise provider of electronic medical record software and related services for hospitals, and for Exult, Inc. a publicly-traded provider of human resources business process outsourcing and related finance and administration services to Global 500 companies. Mr. Copple started his career with Gibson, Dunn & Crutcher LLP, where he practiced for eleven years, including three years as a partner, and where he had a broad transactional and corporate practice, representing public and private companies in various industries. Mr. Copple earned his JD and MBA degrees at UCLA, and his undergraduate degree from Stanford University.
Julie Romero has served as the Company’s Chief Human Resources Officer since 2022 and is responsible for leading the global Human Resources function, including supporting business transformation and modernization. Prior to joining the Company, Ms. Romero served as Global Succession & Development lead at WPP. She also made an impact at Navigant, where she led Human Capital for their Healthcare segment; Accenture, where she worked in human resources as a global Talent Strategist; Accenture Consulting as a Talent & Organization Performance Manager; and at Disney as an Organization Development internal consultant. Ms. Romero holds a Master’s Degree in Organization Development from Bowling Green State University and a Bachelor of Arts degree in Psychology from Ohio University.
Stephen Girdler serves as the Company’s Global Managing Director and Head of Corporate Development & Responsibility. In these roles, he leads our sales, business development, corporate development, and strategy activities. He is also responsible for driving the Company’s focus on ESG (Environmental, Social, and Governance) and DEI (Diversity, Equity, and Inclusion). Mr. Girdler joined the Company in April 2013 with a background in executive management, business development, marketing, and product development with expertise in the resourcing, HR solutions and professional services industries. During his tenure, Steve has expanded HireRight’s global footprint in the Middle East, India and Asia Pacific as Managing Director, International. Mr. Girdler previously worked for KPMG as well as some of the largest names in the resourcing and outsourcing industry such as Manpower, Kelly Services and Adecco. Mr. Girdler holds a BA in English and Philosophy from the University of Kent.

EXECUTIVE COMPENSATION
Introduction
This section provides an overview of our executive compensation program, including a narrative description of the material factors necessary to understand the information disclosed in the Summary Compensation Table below. For fiscal year 2022, our named executive officers are:
•	Guy Abramo, our President and Chief Executive Officer
•	Thomas Spaeth, our Chief Financial Officer
•	Conal Thompson, our Chief Technology Officer
The compensation program for our named executive officers consists principally of the following elements: base salary; performance-based cash bonus; and equity-based incentive compensation. We also provide general employee benefits, as well as severance benefits.
Summary Compensation Table
The following table shows the compensation earned by our President and Chief Executive Officer and our two most highly compensated executive officers other than the CEO who were serving as executive officers as of December 31, 2022, whom we refer to collectively as our “named executive officers,” for the fiscal years ended December 31, 2021 and 2022.
Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)(1)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation($)(4)	Total ($)
Guy Abramo President &Chief Executive Officer	2022	615,769		3,885,000	4,372,885	678,332	55,301	8,732,614
	2021	515,385		3,062,500	3,062,500	516,523	51,768	7,208,676

Thomas Spaeth Chief Financial Officer	2022	475,000		1,664,987	1,099,575	313,500	12,200	3,565,262
	2021	396,962		950,000	950,000	298,913	11,400	2,607,275

Conal Thompson Chief Technology Officer	2022	437,000		2,177,453	887,171	288,500	12,200	3,802,324
	2021	417,042		737,500	737,500	313,045	211,400	2,146,487
(1)
Represents the aggregate grant date fair value of performance and service-based restricted stock units (“RSUs”) granted in 2022 and 2021 under our 2021 Omnibus Equity Incentive Plan (the “Omnibus Incentive Plan”) computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation. Assumptions used in calculating these amounts are described in Note 19 of our audited financial statements for the fiscal year ended December 31, 2022, included in our fiscal 2022 Annual Report on Form 10-K. The entire 2022 values shown for Messrs. Abramo and Spaeth, and $1,387,489 of the 2022 value shown for Mr. Thompson, relate to performance-based restricted stock units that, subject to continued service, would have qualified for vesting 50% in March 2024 and 50% March 2025 if the Company’s 2022 adjusted EBITDA had reached specified maximum target level. The minimum threshold level of 2022 adjusted EBITDA required for these performance stock awards to qualify for vesting was not attained, and accordingly these performance stock units lapsed in their entirety and were canceled with no vesting. $789,964 of the value shown for Mr. Thompson relates to performance-based restricted stock units that vest based on the attainment by the end of 2024 of specified financial objectives associated with technology-driven operational system efficiency improvement initiatives. The 2021 value shown for each of the named executive officers relates to restricted stock units issued in connection with the Company’s initial public offering that vest based upon continued service over a period of four years from the grant date.

(2)
Represents the aggregate grant date fair value of performance and service-based stock options granted in 2022 and 2021 computed in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 19 of our audited financial statements for the fiscal year ended December 31, 2022, included in our fiscal 2022 Annual Report on Form 10-K. Of the 2022 values shown, $1,749,723 for Mr. Abramo, $749,878 for Mr. Spaeth, and $624,899 for Mr. Thompson relate to performance-based stock options that, subject to continued service, would have qualified for vesting 50% in March 2024 and 50% March 2025 if the Company’s 2022 adjusted EBITDA had reached a specified maximum target level. The minimum threshold level of 2022 adjusted EBITDA required for these performance stock option awards to qualify for vesting was not attained, and accordingly these performance stock options lapsed in their entirety and were canceled with no vesting. The remaining $2,623,162 for Mr. Abramo, $349,697 for Mr. Spaeth, and $262,272 for Mr. Thompson for 2022 relate to modification of stock options originally issued in 2018 that were to vest as a function of attainment by the Company’s private equity investors of specified levels of cash-on-cash return on their investments in the Company. In March 2022 the private equity investors had sold none of their shares in the Company and none of these options had vested. At that time, the compensation committee approved modifying them to vest based upon continued service over the ensuing three years. The 2021 value shown for each of the named executive officers relates to stock options issued in connection with the Company’s initial public offering that vest based upon continued service over a period of four years from the grant date.

(3)
Represents the cash incentive payments earned by the named executive officers for 2022 under our 2022 Annual Incentive Plan, including a 10% premium for exceeding the AEBITDA target threshold for full funding. For additional information please see the section entitled “—Annual Cash Bonus Compensation.”

(4)
Amounts set forth in the “All Other Compensation” column for 2022 reflect the amounts shown in the table below. All Other compensation in 2021 for Mr. Thompson included a payment of $200,000 in connection with his relocation from California to the Company’s headquarters in Nashville.

	401(k) Matching Contributions ($)	Housing Allowance ($)	Car Allowance ($)	Total ($)
Guy Abramo	12,200	22,851	20,250	55,301
Thomas Spaeth	12,200	—	—	12,200
Conal Thompson	12,200			12,200
Employment Agreements with our Named Executive Officers
We have employment agreements with our named executive officers, the material terms of which are as follows:
•
Term. The term of each employment agreement began on October 28, 2021 and will end on the earliest of (a) the executive’s death or termination by the Company due to “disability,” (b) termination by the Company for or without “cause” or (c) resignation by the executive for or without “good reason” (as such terms are defined in each employment agreement).

•	Location. The named executive officers’ principal place of employment is our principal office in Nashville, Tennessee or any mutually agreed location.
•	Reporting. Mr. Abramo’s duties and responsibility are determined and assigned to Mr. Abramo by our Board of Directors. The other named executive officers report directly to Mr. Abramo.
•
Compensation. The agreements provide for base salaries and target annual bonuses as follows: Mr. Abramo’s agreement provides for a base salary of $700,000 and a target annual bonus equal to 100% of his base salary; Mr. Spaeth’s agreement provides for a base salary of $475,000 and a target annual bonus of 60% of base salary; and Mr. Thompson’s agreement provides for a base salary of $437,000 and a target annual bonus of 60% of base salary. For each executive, the actual amount of the annual bonus will be determined based on achievement of Company and/or individual performance criteria, subject to the executive’s employment through the date of payment.

•
Restrictive Covenants. Each employment agreement also includes covenants relating to non-competition and non-solicitation of employees and customers (which apply for one year after termination of employment), perpetual confidentiality and assignment of intellectual property. The restrictive covenants expire on the date of a “change in control termination” (see definition below under “Potential Payments Upon Termination of Employment or Change in Control”).

•
Benefit Participation. Our named executive officers are entitled to participate in all of the employee benefit and fringe benefit plans and arrangements that are generally available to senior executives of the Company and receive reimbursement for reasonable business-related expenses.

•
Severance Benefits. Each employment agreement provides for severance benefits if the executive officer’s employment ceases as a result of termination by the Company without cause or resignation by the executive officer for good reason. See “Potential Payments Upon Termination of Employment or Change in Control” below.

Base Salary and Target Non-equity Incentive Compensation
We pay base salaries to attract, recruit and retain qualified employees. The base salaries received by our named executive officers in 2022 are shown in the “Salary” column of the Summary Compensation Table above. In addition to base salary, each of our named executive officers was eligible to earn non-equity incentive compensation (i.e. a cash bonus) for 2022 under our Annual Incentive Plan in a target amount equal to a percentage of the executive’s base salary for the year. These target amounts were 100% for Mr. Abramo, 60% for Mr. Spaeth, and 60% for Mr. Thompson. Base salaries and target non-equity incentive compensation for our named executive officers are set by the Compensation Committee by reference to similar amounts paid by a group of publicly-traded peer companies assembled with the advice of the Compensation Committee’s independent compensation consultant for benchmarking purposes. Current total cash compensation, comprising base salary and target non-equity incentive compensation is consistent with the median range for the peer group.
Non-Equity Incentive Plan Performance and Payments
Funding for 2022 non-equity incentive compensation for the named executive officers and other management-level participants in the Company’s 2022 Annual Incentive Plan was based upon the Company’s 2022 adjusted earnings before interest, taxes, depreciation, and amortization (“AEBITDA”). The plan provided for funding at 50% of the aggregate target of incentive payments for all participants in the plan if the Company had 2022 AEBITDA at a minimum threshold of $164,400,000 after bonus expense, 100% of target if the Company had 2022 AEBITDA at a target level of $185,000,000 after bonus expense, and 150% of target if the Company had 2022 AEBITDA at a maximum threshold of $205,600,000 before bonus expense. The plan provided for bonus funding between 50% and 100% for 2022 AEBITDA between the minimum threshold and target, and for bonus funding between 100% and 150% for AEBITDA between target and the maximum threshold, in each case determined using straight-line interpolation. The plan did not provide for funding at AEBITDA below $164,400,000, and the plan did not provide for funding in excess of 150% of target even if AEBITDA exceeded $205,600,000. These goals were considered rigorous, as they represented growth over actual 2021 AEBITDA of 2.8% at threshold, 15.6% at target, and 28.5% at maximum.
The bonus funding is an aggregate pool for all participants. The actual bonus paid to each participant could be lower or higher (up to 150% of the participant’s target amount) based on the participant’s individual performance.
Actual AEBITDA achievement for 2022 was $188,992,000 net of bonus expense, representing growth of 18.1% over actual 2021 AEBITDA, resulting in bonus funding at 110% of the target amount for participants in the Annual Incentive Plan. Based on this achieved funding and individual performance, the Compensation Committee authorized payment of non-equity incentive compensation for 2022 for each of our named executive officers in an amount equal to 110% of the executive’s target amount. The amounts of these payments are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
Equity Incentive Compensation
We provide equity-based incentive compensation to our named executive officers because it links our long-term results achieved for our stockholders and the rewards provided to named executive officers, thereby ensuring that the officers have a continuing stake in our long-term success.
Pre-IPO Equity Awards
Before the Company’s initial public offering on October 28, 2021, equity awards were issued pursuant to the HireRight GIS Group Holdings LLC Equity Incentive Plan (the “EIP”) in the form of options to purchase units in the Company’s predecessor HireRight GIS Group Holdings LLC (“HGGH”). In connection with the initial public offering, the Company implemented its 2021 Omnibus Incentive Plan (the “Omnibus Plan”). Beginning October 28, 2021, all equity awards have been made, and future awards will be made, only under the Omnibus Plan; the EIP continues only for purposes of governing awards made before the initial public offering and still outstanding.
In 2018, each of our named executive officers received an option to purchase units of HGGH under the EIP, with 50% of each option vesting over four years based on continued service, and the remaining 50% vesting based on achievement by the Company’s private equity investors of specified cash returns on their investment in the Company (the multiple of invested capital or “MOIC Options”). Mr. Abramo also received an additional MOIC Option that was to vest 100% based on achievement of the specified cash return goals. These 2018 option awards were the only equity awards made to the named executive officers before the Company’s initial public offering on October 28, 2021.
IPO Equity Awards
In connection with the IPO, these awards under the EIP were converted into options to purchase shares of the Company’s common stock. In March 2022 the private equity investors had sold none of their shares in the Company and none of the MOIC Options had vested. At that time, the compensation committee approved modifying the MOIC Options to vest based upon continued service through the end of 2024. The goal of the modification was to increase the retention value of the MOIC Options, and adding three years of service-based vesting effectively extended their vesting period to more than seven years.
Further in connection with the initial public offering, each of the named executive officers received equity awards denominated in Dollars as follows: Mr. Abramo, $6,125,000; Mr. Spaeth, $1,900,000; and Mr. Thompson, $1,475,000. Half of the Dollar amount for each recipient was issued in the form of options to purchase shares of our common stock, and the other half of the Dollar amount for each recipient was issued in the form of Restricted Stock Units (RSUs) covering shares of our common stock. The actual number of options and RSUs issued to each recipient was determined by dividing the Dollar amount of such awards by their grant date fair value accounting cost, resulting in the following awards: Mr. Abramo, 161,184 RSUs and an option to purchase 524,808 shares of common stock; Mr. Spaeth, 50,000 RSUs and an option to purchase 162,797 shares of common stock; and Mr. Thompson, 38,815 RSUs and an option to purchase 126,382 shares of common stock. The exercise price of the options equaled the initial public offering price. The options and RSUs vest over four years from the grant date based on continued service, subject to acceleration of vesting under certain circumstances including as described under “Severance Benefits” below. At termination of a recipient’s employment, all options that have not vested and do not vest as part of severance benefits will terminate and all vested but unexercised options will terminate if not exercised within 90 days, provided that if, on the last day of such 90-day period, the exercise price per share of the option is less than the fair market value of a share of our common stock and trading in our common stock is prohibited under our insider-trading policy, this 90-day period will be extended until the 30th day following the expiration of such prohibition. In any event, to the extent not exercised or earlier terminated, the options will expire on the tenth anniversary of their grant date.
Performance-Based Equity Awards
When the Compensation Committee of the Company’s board approved the service-based IPO awards, the intention was to incorporate performance requirements into equity awards in subsequent years. In March 2022 the named executive officers received equity awards with grant date values as follows: Mr. Abramo, $5,634,723; Mr. Spaeth, $2,414,981; and Mr. Thompson, $2,012,483. Of the total amount for each recipient, 31% was issued in the form of options to purchase shares of our common stock, and the remaining 69% was issued in the form of Restricted Stock Units (RSUs) covering shares of our common stock. These values translated to the following awards: Mr. Abramo, 250,000 RSUs and an option to purchase 344,488 shares of common stock; Mr. Spaeth, 107,142 RSUs and an option to purchase 147,637 shares of common stock; and Mr. Thompson, 89,285 RSUs and an option to purchase 123,031 shares of common stock. The exercise price of the options equaled the fair market value of our common stock on the grant date. Both the options and the RSUs were structured with a two-step vesting process. First, an increasing percentage of the awards would qualify for service-based vesting based upon attainment of 2022 AEBITDA at increasing levels in excess of the Company’s guidance (with no ability to earn an above-target number of shares). Second, half of the options and RSUs that qualified for vesting would vest on the first anniversary of the grant date, and the remaining half of the options and RSUs that qualified for vesting would vest on the second anniversary. subject to continued service. The AEBITDA goals were considered highly rigorous: none of the awards would qualify for vesting if 2022 AEBITDA did not exceed $190 million, which was the top end of management’s guidance for 2022 AEBITDA. The stock options and half of the RSUs would qualify for vesting in linear fashion from 0% to 100% as 2022 AEBITDA increased from $190 million to $200 million, representing increase of 18.75% to 25% over actual 2021 AEBITDA. The other half of the RSUs would qualify for vesting in linear fashion from 0% to 100% only as 2022 AEBITDA increased from $200 million to $205 million, representing increase of 25% to 28.1% over actual 2021 AEBITDA.
The goal of these awards was to reward the named executive officers for the increase in stockholder value that was expected to result if the Company’s 2022 adjusted EBITDA significantly exceeded expectations, and to provide three years of retention. However, while 2022 actual AEBITDA was $188,992,000, representing growth of 18.1% over actual 2021 AEBITDA, it did not meet the minimum threshold applicable to these equity awards, which accordingly lapsed in full, illustrating the highly performance-based nature of the program.
In addition to the awards described above, in 2022 Mr. Thompson received performance-based restricted stock units with a Dollar-denominated value of $789,964. These awards vest based on the attainment by the end of 2024 of specified financial objectives associated with technology-driven operational system efficiency improvement initiatives managed by Mr. Thompson. As of the date of this proxy statement, none of these awards had vested.

For more information about the equity awards described above, see the following Outstanding Equity Awards at Fiscal Year-End 2022 table. The Compensation Committee continued to incorporate performance vesting in 2023 equity awards issued to the named executive officers, with awards including RSUs for achievement of three-year total stockholder return goals and RSUs for achievement of AEBITDA and AEBITDA margin goals in addition to time-vested RSUs.
Retirement Benefits
We sponsor a 401(k) plan, which is a qualified retirement plan offered to all eligible employees, including our named executive officers, and which permits eligible employees to elect to defer a portion of their compensation on a pre-tax basis. Under the 401(k) plan, we provide a company match of 100% of the first 4% of eligible compensation contributed by each employee. We do not maintain any defined benefit pension plans or any nonqualified deferred compensation plans.
Employee Stock Purchase Plan
The Company maintains an Employee Stock Purchase Plan (the “ESPP”) under which participants make after-tax contributions to the ESPP during each six-month offering period, and those accumulated contributions are applied at the end of each offering period to purchase shares of the Company’s common stock at an amount equal to 85% of the fair market value of a share on (i) the purchase date or (ii) the offering date, whichever amount is lower. The named executive officers are eligible to participate in the ESPP on the same terms as other employees.
Employee Benefits
Our named executive officers participate in the employee benefit programs generally available to other Company employees, including group term life insurance premium coverage of one-times salary up to $250,000. Other than payment of housing and car allowances for Mr. Abramo, the Company does not provide special executive benefits to our named executive officers.
Outstanding Equity Awards at Fiscal 2022 Year End
The following table provides information about the outstanding equity awards held by our named executive officers as of December 31, 2022.
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
Guy Abramo	03/23/2022	—	—	344,488	15.54	03/23/2032	—	—	—	—
	03/23/2022	—	—	—	—	—	—	—	250,000	2,965,000
	10/28/2021(4)	131,202	393,606	—	19.00	10/28/2031	—	—	—	—
	10/28/2021	—	—	—	—	—	120,888	1,433,732	—	—
	12/3/2018(5)	95,280	190,561	—	15.97	7/12/2028	—	—	—	—
	12/3/2018(5)	190,560	381,123	—	15.97	1/15/2028	—	—	—	—
	12/3/2018(6)	571,683	—	—	15.97	1/15/2028	—	—	—	—

Thomas Spaeth	03/23/2022	—	—	147,637	15.54	03/23/2032	—	—	—	—
	03/23/2022	—	—	—	—	—	—	—	107,142	1,270,204
	10/28/2021(4)	40,699	122,098	—	19.00	10/28/2031	—	—	—	—
	10/28/2021	—	—	—	—	—	37,500	444,750	—	—
	12/3/2018(5)	38,112	76,224		15.97	7/12/2028	—	—	—	—
	12/3/2018(6)	114,336	—	—	15.97	7/12/2028	—	—	—	—

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(3)
Conal Thompson	11/07/2022	—	—	—	—	—	—	—	103,806(7)	1,231,139
	03/23/2022	—	—	123,031	15.54	03/23/2032	—	—	—	—
	03/23/2022	—	—	—	—	—	—	—	89,285	1,058,920
	10/28/2021(4)	31,595	94,787	—	19.00	10/28/2031	—		—	—
	10/28/2021	—	—	—	—	—	29,112	345,268	—	—
	12/3/2018(5)	28,584	57,168	—	15.97	7/12/2028	—	—	—	—
	12/3/2018(6)	85,752	—	---	15.97	7/12/2028	—	—	—	—
(1)
Except for the 11/07/2022 award to Mr. Thompson, these were performance-based stock options and restricted stock units with an additional service-based vesting requirement; if the Company’s 2022 adjusted EBITDA had reached a specified maximum target level, the awards would have qualified for vesting 50% in March 2024 and 50% March 2025, subject to continued service. The minimum level of 2022 adjusted EBITDA required for these performance-based stock options and restricted stock units to qualify for vesting was not attained, and accordingly these awards lapsed in their entirety and were canceled in March 2023 with no vesting.

(2)
These restricted stock units were issued in connection with the Company's initial public offering with a four-year service-based vesting schedule. They vested with respect to 25% of the underlying shares on November 20, 2022, and are scheduled to vest with respect to the remaining 75% of the underlying shares in three equal installments on November 20 of each of 2023, 2024, and 2025, subject generally to continued employment through each vesting date.

(3)	Represents the fair market value of the shares underlying the RSUs as of December 31, 2022, based on the closing price of Common Stock, as reported on the NYSE, of $11.86 on December 30, 2022.
(4)
These stock options were issued in connection with the Company’s initial public offering with a four-year service-based vesting schedule. They vested with respect to 25% of the underlying shares on the first anniversary of their grant date, and are scheduled to vest with respect to the remaining 75% of the underlying shares in 12 equal quarterly installments ending on the fourth anniversary of their grant date, subject generally to continued employment through each vesting date.

(5)
These options were originally issued following the combination of HireRight and GIS to vest as a function of attainment by the Company’s private equity investors of specified levels of cash-on-cash return on their investments in the Company. In March 2022 the private equity investors had sold none of their shares in the Company and none of these options had vested. At that time, the compensation committee approved modifying them to vest based upon continued service over the ensuing three years in 12 equal quarterly installments ending on December 31, 2024.

(6)
These are service-based options issued following the combination of HireRight and GIS. The options issued to Mr. Abramo were fully vested as of January 15, 2022, the fourth anniversary of commencement of his service as Chief Executive Officer of GIS. The options issued to Messrs. Spaeth and Thompson were fully vested as of July 12, 2022, the fourth anniversary of the combination of HireRight and GIS.

(7)
These are performance-based restricted stock units that vest based on the attainment by the end of 2024 of specified financial objectives associated with technology-driven operational system efficiency improvement initiatives managed by Mr. Thompson.

Potential Payments Upon Termination of Employment or Change in Control
Severance Benefits
Mr. Abramo is eligible for severance benefits under his employment agreement, and Messrs. Spaeth and Thompson are eligible for severance benefits under the U.S. Executive Severance Plan (the “Severance Plan”), which covers our full-time regular U.S. employees with a title of vice president or above. These severance benefits are contingent upon the executive’s execution of a release of claims in the Company’s favor and continued compliance with certain conditions.
These arrangements provide for enhanced severance benefits on a “change in control termination”—i.e., termination of employment by the Company without “cause” or resignation by the executive for “good reason” during the “change in control period,” which is the period beginning three months (for Mr. Abramo) or 91 days (for Messrs. Spaeth and Thompson) prior to a “change in control” (as defined in the Omnibus Incentive Plan) and ending 18 months following the change in control.
Mr. Abramo
Under the terms of Mr. Abramo’s employment agreement, on termination of his employment by the Company without cause or his resignation for good reason other than during a change in control period,

Mr. Abramo is entitled to (a) a severance payment in an amount equal to 1.5 times his base salary plus 1.5 times his target bonus, payable in equal installments over a period of 18 months; (b) a prorated portion of his earned bonus for the year in which his employment terminates, based on the portion of the year employed and payable in a lump sum after the earned bonus is determined; (c) 12 months’ accelerated vesting of service-based equity awards outstanding at the end of 2022; and (d) payment of COBRA premiums for continued coverage under the Company’s group health plans for 18 months.
On a change in control termination, Mr. Abramo is entitled to (a) a lump-sum severance payment in an amount equal to two times his base salary plus two times his target bonus; (b) a prorated portion of his target bonus for the year in which his employment terminates, based on the portion of the year employed; (c) full vesting of all service-based equity awards outstanding at the end of 2022; and (d) payment of COBRA premiums for continued coverage under the Company’s or its successor’s group health plans for 18 months.
Messrs. Spaeth and Thompson
Under the Severance Plan, on termination of employment by the Company without cause or resignation for good reason other than during a change in control period, each of Messrs. Spaeth and Thompson is entitled to (a) continued payment of his base salary for 12 months; (b) a prorated portion of his earned bonus for the year in which his employment terminates, based on the portion of the year employed and payable in a lump sum after the earned bonus is determined; and (c) payment of COBRA premiums for continued coverage under the Company’s group health plans for 12 months.
On a change in control termination, each of Messrs. Spaeth and Thompson is entitled to (a) a lump-sum severance payment in an amount equal to his base salary plus his target bonus; (b) a prorated portion of his target bonus for the year in which his employment terminates, based upon the portion of the year employed; (c) full vesting of all service-based equity awards outstanding at the end of 2022 ; and (d) payment of COBRA premiums for continued coverage under the Company’s or successor’s group health plans for 12 months.
Equity Incentive Awards
Termination of Employment
As noted above, on termination of his employment by the Company without cause or his resignation for good reason other than during the change in control period, Mr. Abramo is entitled to 12 months’ accelerated vesting of service-based equity awards, and on a change in control termination, each of our named executive officers is entitled full vesting of all service-based equity awards outstanding at the end of 2022.
With respect to the RSUs granted to each of Messrs. Spaeth and Thompson in connection with the IPO, under the terms of the award agreement, on termination of employment by the Company without cause other than during the change in control period, a prorated portion of the RSUs that was scheduled to vest on the next annual vesting date will vest.
Except as described above, on termination of employment for any reason, the unvested portion of each of the equity awards held by our named executive officers will be canceled, and the vested portion of each option generally will remain exercisable for 90 days (or one year, in the case of death or disability, or, if the vested options are in-the-money, until the earlier of the tenth anniversary of the option grant date or 30 days following expiration of any trading restriction under the Company’s insider trading policy that is in effect at the time of termination of employment). However, if the termination is by the Company for cause, the entire option (including the vested portion) will be canceled.
In addition to the severance benefits described above, if a “Trigger Event” occurs, the options granted to each of the named executive officers before the IPO will vest in full if he remains employed until the consummation of the Trigger Event or his employment is terminated in anticipation of the Trigger Event.
A “Trigger Event” is generally defined as (a) a transaction or series of related transactions in which more than 50% of the equity interests of the Company are transferred to a third-party purchaser as a result of which our pre-IPO private equity investors collectively reduce their direct or indirect equity investments in the Company to less than 30% of the fully diluted equity interests of the Company or (b) a sale of all or substantially all of the Company’s assets.
Our Board under the EIP, or our Compensation Committee under the Omnibus Incentive Plan, has the authority to make various adjustments with respect to awards outstanding under the applicable plan in connection with a change in control or specified other significant events involving the Company, including (among others): (a) continuing or assuming the awards by the Company (if it is the surviving corporation) or by the surviving corporation or its parent; (b) substituting awards by the surviving corporation or its parent; (c) accelerating exercisability, vesting and/or lapse of restrictions applicable to the awards; (d) adjusting performance criteria applicable to the awards or deeming the criteria met at target; or (e) canceling the awards in consideration of a payment in cash or other consideration to the holders of the awards, in each case in an amount equal to the intrinsic value of the award (which may be equal to but not less than zero).
Compensation of our Directors
Under our non-employee director compensation program, each of our non-employee directors is compensated for service on the Board of Directors through a combination of cash fees and equity awards, as described below. Directors other than non-employee directors do not receive any extra compensation for board service.
Cash Fees
Cash retainer fees payable to our non-employee directors are as follows:
Description/Recipient	Dollar amount per annum ($)[5]
Basic retainer for each non-employee director	70,000
Audit Committee chair	27,500
Audit Committee member other than chair	12,500
Compensation Committee chair	20,000
Compensation Committee member other than chair	10,000
Nominating and Governance Committee chair	20,000
Nominating and Governance Committee member other than chair	10,000
Privacy and Cybersecurity Committee chair	20,000
Privacy and Cybersecurity Committee member other than chair	10,000
Non-executive chair, if any	85,000
Lead Independent Director, if any	25,000
There is no separate consideration for attendance at or participation in board meetings or discussions or other activities undertaken in the course of Board service. Consideration for service on special committees, if any, is determined by the Board on a case-by-case basis.
Cash compensation is payable in four equal quarterly installments in arrears, with prorated payments made for partial quarters of service, including to (a) a new director joining the Board as a non-employee director, for the quarter in which the director joins the Board; (b) a director who becomes a non-employee director during board service, for the quarter in which non-employee director status is attained; (c) new committee chairs and members for the quarter in which they are appointed; and (d) for a director leaving the Board in mid-quarter.
Equity Awards
Our non-employee directors also receive equity-based compensation in the form of RSUs granted pursuant to and governed by the Omnibus Incentive Plan.
Each person who is elected as a non-employee director at a regular annual meeting of stockholders of the Company, or who is a continuing non-employee director immediately after the annual meeting because the class in which the director sits was not up for election, receives an award of RSUs with a grant date total value of $165,000, with the number of underlying shares of Common Stock equal to the quotient obtained by dividing (a) $165,000, by (b) the fair market value per share of the Common Stock on the date the RSUs are issued.
In addition, each person appointed as a non-employee director or who attains non-employee director status between annual meetings receives a prorated award of RSUs, with the number of underlying shares of Common
[5]
The annual cash retainer fee paid to the Chair of the Audit Committee was increased from $25,000 to $27,500 by the Board of Directors on October 6, 2022. Neither the Board retainer nor any other committee position received a fee increase in fiscal year 2022.

Stock equal to the quotient obtained by dividing (a) the product of $13,750 and the number of full 30-day periods from the date of election or appointment to the Board or attainment of non-employee director status until the scheduled or anticipated date of the next annual meeting (if the next annual meeting has not yet been scheduled, assuming the next annual meeting is scheduled to be held on the same month and day as the immediately preceding annual meeting), by (b) the fair market value per share of the Common Stock on the date the RSUs are issued.
The annual equity awards generally are issued on the date of each annual meeting, and the prorated equity awards generally are issued on the date the director commences board service or attains non-employee director status unless that date falls in a trading blackout under our insider trading policy, in which case the awards are issued when the trading window opens.
Annual equity awards, subject to continued service, vest on the first anniversary of the date of issuance, or if earlier, on (but effective immediately prior to) the occurrence of a change in control, or the annual meeting next following the date of issuance.
Prorated equity awards, subject to continued service, vest on the date of the annual meeting next following commencement of board service or attainment of non-employee director status or, if earlier, on (but effective immediately prior to) the occurrence of a change in control, or the anticipated date of the next annual meeting used in calculating the prorated award.
If a director ceases service as a result of inability to discharge his or her duties due to death or disability before vesting in full of the director’s equity awards, or upon the occurrence of a change in control, then the awards will immediately vest in full. Under all other circumstances, vesting of equity awards will cease, and unvested equity awards will lapse, on cessation of a director’s service for any reason.
Expenses
We reimburse our non-employee directors for expenses incurred in connection with attending Board and committee meetings and provide our non-employee directors with business travel accident insurance.
The following table sets forth compensation earned by our non-employee directors during the fiscal year ended December 31, 2022.
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards ($)(3)	Total ($)
Venkat Bhamidipati	—	—	—	—
James Carey(4)	80,000	164,999	—	244,999
Mark Dzialga	105,000	164,999	—	269,999
Peter Fasolo, Ph.D.	90,000	164,999	—	254,999
Josh Feldman(4)	80,000	164,999	—	244,999
Rene Kern(5)	39,239	137,499	—	176,738
Larry Kutscher	—	—	—	—
James LaPlaine	85,825	164,999	—	250,824
James Matthews(4)	117,225	164,999	—	282,224
Jill Smart	92,500	164,999	—	257,499
Lisa Troe	103,663	164,999	—	268,662
(1)	Amounts set forth in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director, including basic retainer fees and committee and/or chair fees.
(2)
Amounts set forth in this column represent the aggregate grant date fair value of the RSU awards granted to the non-employee directors in 2022 computed in accordance with FASB ASC Topic 718. In fiscal year 2022, each of our non-employee directors (except Messrs. Kern, Kutscher and Bhamidipati) received a grant of 10,891 RSUs on June 2, 2022, and those RSUs were outstanding at the end of 2022. Mr. Kern was appointed to our Board of Directors effective as of August 2, 2022 and, as a result, he received a prorated grant of 8,379 RSUs, and those RSUs were outstanding at the end of 2022. Messrs. Kutscher and Bhamidipati were appointed to our Board of Directors effective February 13, 2023 and April 4, 2023 respectively and, as a result, did not receive any compensation for the fiscal year ended December 31, 2022 and had no RSUs outstanding at the end of 2022.

(3)
The Company’s predecessor HireRight GIS Group Holdings LLC (“HGGH”), issued options to non-employee directors, but beginning with the Company’s initial public offering on October 28, 2021, all equity compensation provided to non-employee directors has been in the form of service-based restricted stock units.

(4)
All fees earned by Mr. Carey and Mr. Matthews are paid directly to Stone Point, and all fees earned by Mr. Feldman and Mr. Kern are paid directly to General Atlantic. The RSUs granted to Mr. Carey and Mr. Matthews are held by the directors solely for the benefit of Stone Point, and the RSUs granted to Mr. Feldman and Mr. Kern are held by the directors solely for the benefit of General Atlantic.

(5)	Mr. Kern was appointed to our Board of Directors effective as of August 2, 2022 and, as a result the compensation for his services was prorated.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than compensation arrangements for the Company’s named executive officers and directors as described in “Executive Compensation” and the transactions discussed below, there were no transactions since the beginning of the Company’s 2022 fiscal year, and there are no currently proposed transactions, to which the Company was a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of the Company’s directors, executive officers or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Policies and Procedures for Related Party Transactions
The Board of Directors adopted a written Related Person Transaction Policy (the “policy”), which is overseen by the Audit Committee and sets forth the Company’s policy with respect to the review and approval by the Audit Committee and disclosure of all related person transactions.
For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by the Board of Directors, Compensation Committee or group of independent directors of the Company.
The policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If the Company’s legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to the Audit Committee for consideration. Under the policy, the Audit Committee may approve only those related person transactions that are in, or not inconsistent with, the Company’s best interests and the best interests of its stockholders. In the event that the Company becomes aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The policy also provides that the Company’s Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in the Company’s best interests and the best interests of its stockholders. Additionally, the Company will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
Stockholders Agreement
On October 28, 2021, the Company entered into a Stockholders Agreement with the Principal Stockholders that provides the Principal Stockholders each the right to designate nominees for election to the Board of Directors. The Principal Stockholders may also assign their designation rights under the Stockholders Agreement to an affiliate.
The Stockholders Agreement provides (x) investment funds managed by General Atlantic the right to designate: (i) a majority of the nominees for election to the Board of Directors for so long as such funds beneficially own over 40% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors; (ii) three of the nominees for election to the Board of Directors for so long as such funds beneficially own at least 30% but less than or equal to 40% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors; (iii) two of the nominees for election to the Board of Directors for so long as such funds beneficially own at least 20% but less than or equal to 30% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors; and (iv) one of the nominees for election to the Board of Directors for so long as such funds beneficially own at least 10% but less than or equal to 20% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors and (y) investment funds managed by

Stone Point the right to designate: (i) two of the nominees for election to the Board of Directors for so long as such investment funds and their affiliates beneficially own at least 20% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors and (ii) one of the nominees for election to the Board of Directors for so long as such investment funds and their affiliates beneficially own at least 10% but less than 20% of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors. In each case, the Principal Stockholders’ nominees must comply with applicable law and stock exchange rules. General Atlantic and Stone Point have agreed to vote for the other’s nominees to the Board of Directors.
Until such time as any Principal Stockholder, directly or indirectly, ceases to beneficially own at least 10% of the Common Stock then outstanding, such Principal Stockholder will have the right to designate at least one member of each committee of the Board of Directors; provided, that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or stock exchange listing standards, including any applicable independence requirements. In addition, the Principal Stockholders shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Principal Stockholder’s beneficial ownership at such time.
As long as the investment funds managed by General Atlantic beneficially own at least 25% of the Common Stock then outstanding, the prior written consent of such funds will be required prior to taking the following actions:
(a)	any acquisition or disposition in which aggregate consideration is greater than $250,000,000 in a single transaction or series of related transactions;
(b)	any transaction in which any person or group acquires more than 50% of the Company’s then outstanding capital stock or the power to elect a majority of the members of the Board of Directors;
(c)
any incurrence or refinancing of indebtedness of the Company and its subsidiaries to the extent such incurrence or refinancing would result in the Company and its Subsidiaries having indebtedness in excess of $750,000,000 principal amount in the aggregate;

(d)	hiring or termination of the Company’s chief executive officer;
(e)	any increase or decrease in the size of the Board of Directors;
(f)	any reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up;
(g)
any repurchase or redemption of capital stock of the Company (other than (i) on a pro rata basis, (ii) pursuant to an open market plan approved by the Board of Directors or (iii) accepting shares from recipients of awards under the Company’s equity incentive plan in satisfaction of the obligation of such recipients to pay the exercise price of options or reimburse the Company for income tax withholding deposits paid by the Company on behalf of such recipients, or repurchase from employees following their departure);

(h)	any payment or declaration of dividends on capital stock of the Company;
(i)	any entry into a joint venture involving amounts in excess of $50,000,000; or
(j)	adoption of a poison pill or similar rights plan.
As long as the investment funds managed by General Atlantic beneficially own any shares of the Common Stock, the prior written consent of such funds will be required prior to any amendment to the governing documents of the Company if such change is adverse to the rights of General Atlantic (including, for the avoidance of doubt, the advance waiver of corporate opportunities).

Additionally, until the earlier of such time as (i) Stone Point ceases to hold at least 75% of the Common Stock held by Stone Point as of the initial public offering or (ii) General Atlantic ceases to hold at least 25% of the Common Stock then outstanding, the prior written consent of Stone Point will be required prior to taking the following actions:
(a)	any acquisition or disposition in which aggregate consideration is greater than $250,000,000 in any single transaction or series or related transactions;
(b)	any reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up (other than a sale of the Company, however structured);
(c)
any repurchase or redemption of capital stock of the Company from General Atlantic or any of its affiliates (other than (i) on a pro rata basis or (ii) pursuant to an open market plan approved by the Board of Directors); or

(d)	the entry into, or amendment of, any agreement or arrangement with General Atlantic or any of its affiliates (excluding ordinary course, arm’s length commercial transactions).
As long as the investment funds managed by Stone Point beneficially own any shares of the Common Stock, the prior written consent of such funds will be required prior to any amendment to the governing documents of the Company if such change is disproportionately adverse to the rights of Stone Point as compared to General Atlantic (including, for the avoidance of doubt, the advance waiver of corporate opportunities).
Under the Stockholders Agreement, the Company is obligated to (i) indemnify its Principal Stockholders and their affiliates from any losses arising out of (a) their ownership of Common Stock and (b) any litigation to which they are made a party in their respective capacities as stockholders or current or prior owners of the Company’s securities, subject to customary carve-outs; and reimburse the Principal Stockholders for reasonable out-of-pocket expenses incurred in connection with monitoring their investment in the Company.
The Board and Committee designation rights and prior approval rights of the Principal Stockholders under the Stockholders Agreement will terminate with respect to a Principal Stockholder at such time as such Principal Stockholder owns less than 5% of the Common Stock then outstanding.
Registration Rights Agreement
On October 28, 2021, the Company entered into a registration rights agreement with the Principal Stockholders and certain other stockholders (the “Applicable Holders”). The Principal Stockholders are entitled to request that we register the Principal Stockholders’ shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations,” and such other stockholders will be entitled to participate in such offerings on a pro rata basis. The Applicable Holders are also entitled to participate in certain of the Company’s registered offerings, subject to the restrictions in the registration rights agreement. Under the registration rights agreement, the Company pays the expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (i) shares of the Common Stock held by the Applicable Holders and their affiliates and (ii) any of the Company’s capital stock (or that of the Company’s subsidiaries) issued or issuable with respect to the Common Stock described in clause (i) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, or repurchased by the Company or its subsidiaries. In addition, any Registrable Securities held by a person other than the Principal Stockholders and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.
Income Tax Receivable Agreement
On October 28, 2021, the Company entered into an income tax receivable agreement (“TRA”) pursuant to which the Company’s pre-IPO equity holders or their permitted transferees have the right to receive payment by the Company of 85% of the benefits, if any, that the Company and its subsidiaries realize, or are deemed to realize (calculated using certain assumptions), as a result of savings in U.S. federal, state and local income taxes that the Company and its subsidiaries realize (or are deemed to realize in the case of a change of control and certain subsidiary dispositions, as discussed below) as a result of the recognition of the Pre-IPO Tax Benefits (as defined below). Actual tax benefits realized by us may differ from tax benefits calculated under the TRA as a result of the use of certain assumptions in the TRA, including assumptions relating to state and local income taxes, to calculate tax benefits.
We expect to be able to utilize the Pre-IPO Tax Benefits. We expect that the Pre-IPO Tax Benefits will reduce the amount of tax that the Company and its subsidiaries would otherwise be required to pay in the future.
For purposes of the TRA, cash savings in income tax will be computed by reference to the reduction in the liability for income taxes resulting from the utilization of the Pre-IPO Tax Benefits subject to the TRA. The term of the TRA commenced upon consummation of the IPO and will continue until all relevant Pre-IPO Tax Benefits have been utilized, accelerated or expired.
While the actual amount and timing of any payments under the TRA will vary depending upon a number of factors, including the amount and timing of the taxable income the Company and its subsidiaries generate in the future, and the Company’s and its subsidiaries’ use of the Pre-IPO Tax Benefits, and estimating the amount and timing of payments that may become due under the TRA is by its nature imprecise, we expect that during the term of the TRA, the payments that we may make could be substantial. Assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, we expect that future payments under the TRA will aggregate to approximately $210.6 million over the next 12 years. Based on the Company’s current taxable income estimates, it expects to repay the majority of this obligation by the end of its 2030 fiscal year.
Payments under the TRA are based on the tax reporting positions that the Company determines, and the IRS, or another tax authority may challenge all or part of its net operating losses, existing tax basis or other tax attributes or benefits it claims, as well as other related tax positions the Company takes, and a court could sustain such challenge. Although the Company is not aware of any issue that would cause the IRS to challenge its net operating losses, existing tax basis or other tax attributes or benefits for which payments are made under the TRA, if the outcome of any such challenge would reasonably be expected to materially affect a recipient’s payments under the TRA, then the Company will not be permitted to settle such challenge without the consent (not to be unreasonably withheld or delayed) of the pre-IPO equityholders (or their transferees or assignees). The interests of the pre-IPO equityholders (or their transferees or assignees) in any such challenge may differ from or conflict with the Company’s interests and its then-current stockholders’ interests, and the pre-IPO equityholders (or their transferees or assignees) may exercise their consent rights relating to any such challenge in a manner adverse to the Company’s interests and your interests. The Company will not be reimbursed for any cash payments previously made to our pre-IPO equityholders (or their transferees or assignees) under the TRA in the event that any tax benefits initially claimed by the Company and for which payment has been made to our pre-IPO equityholders (or their transferees or assignees) are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by the Company to pre-IPO equityholders (or their transferees or assignees) will be netted against any future cash payments that the Company might otherwise be required to make to its pre-IPO equityholders (or their transferees or assignees) under the terms of the TRA. However, the Company might not determine that it has effectively made an excess cash payment to its pre-IPO equityholders (or their transferees or assignees) for a number of years following the initial time of such payment and, if any of the Company’s tax reporting positions are challenged by a taxing authority, it will not be permitted to reduce any future cash payments under the TRA until any such challenge is finally settled or determined. Moreover, the excess cash payments the Company previously made under the TRA could be greater than the amount of future cash payments against which it would otherwise be permitted to net such excess. The applicable U.S. federal income tax rules for determining applicable tax benefits the Company may claim are complex and factual in nature, and there can be no assurance that the IRS, any other taxing authority or a court will not disagree with its tax reporting positions. As a result, payments could be made under the TRA significantly in excess of any tax savings that the Company realizes in respect of the tax attributes with respect to its pre-IPO equityholders (or their transferees or assignees) that are the subject of the TRA.
In addition, the TRA provides that in the case of a change in control, the material breach of the Company’s obligations under the TRA, certain proceedings seeking liquidation, reorganization or other relief under bankruptcy, insolvency or similar law, or certain asset dispositions not constituting a change of control, the Company is required to make a payment to its pre-IPO equityholders (or their transferees or assignees) in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of the lesser of (i) 650 basis points and (ii) LIBOR plus 100 basis points, which may differ from its, or a potential acquirer’s, then-current cost of capital) under the TRA, which payment would be based on certain assumptions, including those relating to the Company’s future taxable income. In these situations, the Company’s obligations under the TRA could have a substantial negative impact on its, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the TRA may result in situations where the Company’s pre-IPO equityholders (or their transferees or assignees) have interests that differ from or are in addition to those of its other stockholders. In addition, the Company could be required to make payments under the TRA that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Decisions the Company makes in the course of running its business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments made under the TRA. For example, an earlier disposition of assets resulting in an accelerated use of existing basis or available net operating losses may accelerate payments under the TRA and increase the present value of such payments. Such effects may result in differences or conflicts of interest between the interests of the Company’s pre-IPO equityholders (or their transferees or assignees) and the interests of other stockholders.
Finally, because the Company is a holding company with no operations of its own, its ability to make payments under the TRA is dependent on the ability of its subsidiaries to make distributions to the Company. Although existing credit agreements generally restrict distributions from its subsidiaries to the Company, they contain provisions which allow certain distributions which the Company believes will be sufficient to cover its payment obligations under the TRA. However, the Company may choose to utilize certain permitted distribution flexibility contained in its credit agreements for other purposes, in which case its subsidiaries may be restricted from making distributions to it, which could affect its ability to make payments under the TRA. In addition, the Company may, in the future, refinance the credit agreements, incur additional debt obligations or enter into other financing transactions on terms that may not be as favorable as its current credit agreements. The Company currently expects to fund these payments from cash flow from operations generated by its subsidiaries as well as from excess tax distributions that it receives from its subsidiaries. To the extent the Company is unable to make payments under the agreement for any reason (including because its debt obligations restrict the ability of its subsidiaries to make distributions to the Company), under the terms of the TRA such payments will be deferred and accrue interest until paid. If the Company is unable to make payments due to insufficient funds, such payments may be deferred indefinitely while accruing interest at a per annum rate of LIBOR plus 500 basis points. These deferred payments could negatively impact the Company’s results of operations and could also affect its liquidity in future periods in which such deferred payments are made.
“Pre-IPO Tax Benefits” means the tax benefits arising as a result of: (i) all depreciation and amortization deductions, and any offset to taxable income and gain or increase to taxable loss, resulting from the tax basis that the Company has in its and its subsidiaries’ intangible assets as of this offering, and (ii) the utilization of the Company’s and its subsidiaries’ U.S. federal, state and local net operating losses and disallowed interest expense carryforwards, if any, attributable to periods prior to the IPO.
Related Party Operating Lease
On July 12, 2018, the Company entered into an operating lease for office space with a company owned by a former owner of GIS, who, with his wife, continues to be the beneficial owner of approximately 11.4% of the Company’s outstanding common stock as of December 31, 2022. The initial lease contained six options to renew for an additional year. For years one through three, a pre-payment of $6.0 million was made on July 12, 2018. Thereafter, the terms include optional renewals in years four through nine for $0.6 million each year. The initial lease expired on July 11, 2021, at which time the Company exercised an option to renew for an additional year. The Company entered into an amendment to the lease on June 30, 2022, which extended the lease term for an additional 3 years through June 30, 2025, for $0.5 million each year.

Other Transactions with Affiliates
Certain transactions with various entities owned by the Company’s Principal Stockholders are considered related party transactions. These transactions consist primarily of revenues from background searches performed for such parties and costs incurred for benefits and advisory services obtained from such parties. Purchases from related parties are recorded in selling, general and administrative expense in the Company’s consolidated statements of operations. Both the revenue and purchase related party transactions are immaterial for the year ended December 31, 2022.
The Company entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). Additionally, the Company may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed with the Company’s management and with PwC the audited financial statements of the Company for the fiscal year ended December 31, 2022. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence and the Audit Committee has discussed the independence of PwC with that firm.
Based on the Audit Committee’s review and discussions of the matters noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.
Members of the Audit Committee:
Lisa Troe, Chairperson
Mark Dzialga
Venkat Bhamidipati

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES
Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.
	Years Ending December 31
Fee Category	2022	2021
Audit Fees	$3,217,436	$4,718,351
Audit-Related Fees	$—	$—
Tax Fees	$133,644	$193,542
All Other Fees	$27,140	$1,962
Total	$3,378,220	$4,913,855
Audit Fees— primarily represent amounts for services related to the audit of our consolidated financial statements, reviews of our interim condensed consolidated financial statements, services provided in connection with statutory or regulatory filings or engagements and the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC. These fees also include services provided in connection with the Company’s initial public offering.
Tax Fees— represent amounts for tax compliance, tax advice, and tax planning services.
All Other Fees— consist of all fees for services other than those in the above categories and primarily consist of annual licensing fees, including fees for subscription to PricewaterhouseCoopers’ online research tools.
The Audit Committee has adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditor.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed PwC to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. PwC has served as the Company’s or its predecessor’s independent registered public accounting firm since fiscal year 2018 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PwC are expected to be present in person or by teleconference at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The proposal will be approved by the affirmative vote of a majority of the shares of the Common Stock present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares with respect to the ratification of appointment of accountants.
The Board of Directors recommends that the stockholders vote FOR such ratification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of the Common Stock as of the Record Date by:
•	each person, or group of affiliated persons, who the Company knows to beneficially own more than 5% of the Common Stock;
•	each of the Company’s named executive officers for fiscal year 2022;
•	each of the Company’s current directors; and
•	all of the Company’s current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214.
	Shares of Common Stock Beneficially Owned
	Number	Percent
5% Stockholders
General Atlantic(1)	32,109,898	42.3%
Stone Point Capital(2)	18,463,397	24.4%
RJC GIS Holdings, LLC(3)	8,615,969	11.4%
Named Executive Officers and Directors
Guy Abramo(4)	1,218,864	1.6%
Thomas Spaeth(5)	250,928	*
Conal Thompson(6)	189,803	*
Venkat Bhamidipati	0	*
James Carey(7)	15,233	*
Mark Dzialga(8)	36,000	*
Peter Fasolo, Ph.D.(9)	66,398	*
Josh Feldman(10)	15,233	*
Rene Kern(11)	8,379	*
Larry Kutscher(12)	3,939	*
James LaPlaine(13)	15,539	*
James Matthews(14)	15,233	*
Jill Smart(15)	66,398	*
Lisa Troe(16)	36,775	*
All current directors and executive officers as a group (17 persons)(17)	2,215,222	2.9%
*	Less than 1%.
(1)
Shares are held by General Atlantic (HRG) Collections, L.P. (“GA HRG Collections”), GAPCO AIV Interholdco (GS), L.P. (“GAPCO GS”), GA AIV-1 B Interholdco (GS), L.P. (“GA AIV-B GS”), GA AIV-1 A Interholdco (GS), L.P. (“GA AIV-A GS”), and General Atlantic Partners (Bermuda) HRG II, L.P (“GA HRG II”). The limited partners of GA HRG Collections that share beneficial ownership of the shares held by GA HRG Collections are the following General Atlantic investment funds: General Atlantic Partners 100, L.P. (“GAP 100”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, L.P. (“GAPCO IV”) and GAP Coinvestments V, LLC (“GAPCO V”). The limited partners of GA HRG II that share beneficial ownership of the shares held by GA HRG II are the following General Atlantic investment funds: GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, General Atlantic Partners (Lux) SCSp (“GAP Lux”), General Atlantic Partners (Bermuda) IV, L.P. (“GAP Bermuda IV”) and General Atlantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”). The limited partners of GAPCO GS that share beneficial ownership of the shares held by GAPCO GS are the following General Atlantic investment funds: GAPCO AIV Holdings, L.P. (“GAPCO AIV Holdings”), GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V. The limited partners that share beneficial ownership of the shares held by GA AIV-A GS and GA AIV-B GS are the following General Atlantic investment funds: in the case of GA AIV-A GS, General Atlantic Partners AIV-1 A, L.P. (“GAP AIV-1 A”) and in the case of GA AIV-B GS, General Atlantic Partners AIV-1 B, L.P. (“GAP AIV-1 B”) and GAP AIV-1 B Interholdco, L.P. (“GAP AIV-1 B Interholdco”). The general partner of HRG II is General Atlantic (SPV) GP (Bermuda), LLC (“GA SPV Bermuda”). The general partner of GAP Lux is General Atlantic GenPar (Lux) SCSp (“GA GenPar Lux”) and the general partner of GA GenPar Lux is General Atlantic (Lux) S.à r.l. (“GA Lux Sarl”). General Atlantic GenPar (Bermuda), L.P. (“GA GenPar Bermuda”) is the sole shareholder of GA Lux Sarl, the sole member of GA SPV Bermuda, the general partner of GAP Bermuda IV and the general partner of GAP Bermuda EU. The general partner of GA GenPar Bermuda is GAP (Bermuda) L.P. (“GAP Bermuda”). General Atlantic, L.P. (“GA LP”) is the sole member of General Atlantic (SPV) GP, LLC (“GA SPV”), the managing member of GAPCO III, GAPCO IV, and GAPCO V, and the general partner of GAPCO CDA. GA SPV is the general partner of GA HRG Collections, GAPCO GS, GAPCO AIV Holdings, GA AIV-A

GS and GA AIV-B GS. GA LP and GAP Bermuda are controlled by the Management Committee of GASC MGP, LLC (the “GA Management Committee”). There are nine members of the GA Management Committee. Each of the members of the GA Management Committee disclaims ownership of the shares held by GA HRG II, GA HRG Collections, GAPCO GS, GA AIV-B GS, and GA AIV-A GS except to the extent that he has a pecuniary interest therein. General Atlantic GenPar, L.P. (“GA GenPar”) is the general partner of AIV-1 A, GAP AIV-1 B,GAP 100 and GAP AIV-1 B Interholdco. GA LP, GAP Bermuda LP, GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, GA SPV Bermuda, GA GenPar Bermuda, GAP Lux, GA GenPar Lux, GA Lux, GAP Bermuda IV, GAP Bermuda EU, GAP HRG II, GA GenPar, GA HRG Collections, GAPCO GS, GA AIV-B GS, GA AIV-A GS, GAP AIV-1 A, GA AIV-1 B Interholdco, GAP AIV-1 B, GAP 100, GAPCO AIV Holdings, and GA SPV are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. The address of GAP Bermuda, GenPar Bermuda, GAP Bermuda IV, GAP Bermuda EU, GAP HRG II and GA SPV Bermuda is c/o Conyers Client Services (Bermuda) Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GA Lux, GA GenPar Lux, and GAP Lux is Luxembourg is 412F, Route d’Esch, L-1471 Luxembourg. The address of each of GAPCO III, GAPCO IV, GAPCO V, GAPCO CDA, GA SPV, GA HRG Collections, GAP AIV-1 A, GAP AIV-1 B, GA AIV-1 B Interholdco, GA AIV-B GS, GA AIV-A GS, GAPCO GS, GAPCO AIV Holdings, GAP 100, GA GenPar and GA LP is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055.
(2)
Information regarding beneficial ownership of our common stock by Stone Point Capital is included herein based on a Schedule 13D filed with the SEC on June 27, 2022, relating to such shares beneficially owned as of June 16, 2022. Shares are held by Trident VII, L.P., Trident VII Parallel Fund, L.P., Trident VII DE Parallel Fund, L.P. and Trident VII Professionals Fund, L.P. (the “Trident VII Partnerships”). Trident Capital VII, L.P. (“Trident VII GP”) is the general partner of Trident VII, L.P., Trident VII Parallel Fund, L.P. and Trident VII DE Parallel Fund, L.P., and Stone Point GP Ltd. (“Professionals GP” and together with Trident VII GP, the “Trident GPs”) is the general partner of Trident VII Professionals Fund, L.P. Pursuant to certain management agreements, Stone Point Capital LLC, the investment manager of the Trident VII Partnerships, has received delegated authority by Trident VII GP relating to the Trident VII Partnerships, provided that the delegated discretion to exercise voting rights may not be exercised on behalf of any of the Trident VII Partnerships without first receiving direction from the Investment Committee of the Trident VII GP or a majority of the general partners of the Trident VII GP. Each of the directors appointed by the Trident VII Partnerships disclaims any beneficial ownership of any shares held by the Trident VII Partnerships except to the extent of his ultimate pecuniary interest. The mailing address of Stone Point Capital LLC is 20 Horseneck Lane, Greenwich, CT 06830.

(3)
Information regarding beneficial ownership of our common stock by RJC GIS Holdings, LLC is included herein based on a Schedule 13G/A filed with the SEC on February 6, 2023, relating to such shares beneficially owned as of December 31, 2022. All of the interests in RJC GIS Holdings, LLC are held by (a) The Raymond W. Conrad Revocable Trust dated April 17, 2009, of which Raymond Conrad is trustee; (b) the Jeanne S. Conrad Revocable Trust dated April 17, 2009, of which Jeanne Conrad is trustee; (c) the RWC Family Trust, of which Jeanne Conrad is trustee; and (d) the JSC Family Trust, of which Raymond Conrad is trustee.

(4)
Mr. Abramo’s beneficial ownership consists of (i) 21,618 shares of Common Stock; and (ii) 1,197,246 shares of Common Stock underlying stock options that had vested as of, or will vest and become exercisable within 60 days following, March 31, 2023.

(5)
Mr. Spaeth’s beneficial ownership consists of (i) 8,201 shares of Common Stock; and (ii) 242,727 shares of Common Stock underlying stock options that had vested as of, or will vest and become exercisable within 60 days following, March 31, 2023.

(6)
Mr. Thompson’s beneficial ownership consists of (i) 5,884 shares of Common Stock; and (ii) 183,919 shares of Common Stock underlying stock options that had vested as of, or will vest and become exercisable within 60 days following, March 31, 2023.

(7)
Mr. Carey’s beneficial ownership consists of (i) 4,342 shares of Common Stock; and (ii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023. Mr. Carey, as a member of the Investment Committee and owner of one of the five general partners of Trident VII GP, may be deemed to be the beneficial owner of the securities held directly by the Trident VII Partnerships. Mr. Carey disclaims beneficial ownership of the shares of Common Stock held of record or beneficially by the Trident VII Partnerships, except to the extent of any pecuniary interest therein.

(8)
Mr. Dzialga’s beneficial ownership consists of (i) 25,109 shares of Common Stock; and (ii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023.

(9)
Mr. Fasolo’s beneficial ownership consists of (i) 4,342 shares of Common Stock; (ii) 51,165 shares of Common Stock underlying stock options that had vested as of, or will vest and become exercisable within 60 days following, March 31, 2023; and (iii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023.

(10)
Mr. Feldman’s beneficial ownership consists of (i) 4,342 shares of Common Stock; and (ii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023. The restricted stock units granted to Mr. Feldman are held solely for the benefit of General Atlantic Service Company, L.P.

(11)
Mr. Kern’s beneficial ownership consists of 8,379 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023. The restricted stock units granted to Mr. Kern are held solely for the benefit of General Atlantic Service Company, L.P.

(12)	Mr. Kutscher’s beneficial ownership consists of 3,939 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023.
(13)
Mr. LaPlaine’s beneficial ownership consists of (i) 4,648 shares of Common Stock; and (ii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023.

(14)
Mr. Matthews’ beneficial ownership consists of (i) 4,342 shares of Common Stock; and (ii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023. The restricted stock units granted to Mr. Matthews are held solely for the benefit of Stone Point.

(15)
Ms. Smart’s beneficial ownership consists of (i) 4,342 shares of Common Stock; (ii) 51,165 shares of Common Stock underlying stock options that had vested as of, or will vest and become exercisable within 60 days following, March 31, 2023; and (iii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023.

(16)
Ms. Troe’s beneficial ownership consists of (i) 4,342 shares of Common Stock; (ii) 21,542 shares of Common Stock underlying stock options that are vested and exercisable within 60 days following March 31, 2023; and (iii) 10,891 shares of Common Stock issuable pursuant to restricted stock units vesting within 60 days following March 31, 2023.

(17)
The beneficial ownership for three executive officers in addition to those included above consists of (i) 8,051 shares of Common Stock and (ii) 276,500 shares of Common Stock underlying stock options that had vested as of, or will vest and become exercisable within 60 days following, March 31, 2023.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company assists its directors, officers and certain 10% Stockholders in their completion of Section 16 reports and filing these reports on their behalf. Based solely on a review of Section 16(a) reports filed electronically with the SEC during or with respect to the fiscal year ended 2022, or written representations that no other reports were required, the Company believes that our Section 16(a) reporting persons complied with all applicable filing requirements during the fiscal year ended 2022 with the exception of two Form 4 filings that were late because of administrative error. A Form 4 reporting a single compensatory equity award for named executive officer Conal Thompson was filed one day late on Monday, June 6, 2022, and a Form 4 reporting vesting of a single previously issued compensatory equity award for director James LaPlaine was filed 20 days late on June 6, 2022.
STOCKHOLDER PROPOSALS
A holder of the Common Stock who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2024 Annual Meeting of stockholders (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must deliver the proposal to our principal executive offices (HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214) to the attention of the Corporate Secretary, no later than the close of business on December 16, 2023, unless the date of the 2024 Annual Meeting is more than 30 days before or after May 25, 2024, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.
For any stockholder proposal or director nomination that is not submitted for inclusion in our proxy statement pursuant to the process set forth above but is instead sought to be presented directly at the 2024 Annual Meeting, stockholders are advised to review our bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. Our bylaws provide that stockholders who are seeking to bring business before an Annual Meeting of stockholders and stockholders who are seeking to nominate candidates for election as directors at an Annual Meeting of stockholders, other than that submitted by the General Atlantic stockholder, must provide timely notice thereof in writing. To be timely, a stockholder’s notice generally must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of stockholders; provided, however, that if and only if the Annual Meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date, or if no Annual Meeting was held in the preceding year, such stockholder’s notice must be delivered by the later of the tenth day following the day the public announcement of the date of the Annual Meeting is first made and the date which is 90 days prior to the date of the Annual Meeting.
We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.
In addition to satisfying the advance notice procedures in our bylaws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2024.
HOUSEHOLDING MATTERS
The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and Notice of Internet Availability of Proxy Materials may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy statement, either now or in the future, please mail a request to HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214, Attention: Office of the Corporate Secretary. Upon request, the Secretary will promptly provide a separate copy of the Annual Report and this proxy statement and Notice of Internet Availability of Proxy Materials. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.
OTHER MATTERS
The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.
We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.
Our Investor Relations website address is https://ir.hireright.com. We make available, free of charge through our Investor Relations website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.
Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2022, as filed with the SEC. Requests should be directed to the Office of the Corporate Secretary, HireRight Holdings Corporation, 100 Centerview Drive, Suite 300, Nashville, TN 37214.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 199, including statements contained in this proxy statement that are not clearly historical in nature . Forward-looking statements may be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would.” Such terms are intended to express that the information deals with possible future events and is forward-looking in nature, but the absence of these words or similar expressions does not mean that a statement is not forward-looking.
Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks towards future performance of the Company is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have included in this proxy statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ANNUAL MEETING OF STOCKHOLDERS OF

HIRERIGHT HOLDINGS CORPORATION

May 25, 2023 at 8:30 am Eastern Time

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and Annual Report are available at https://ir.hireright.com/sec-filings/annual-reports

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430000000000001000 7 052523

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

NOMINEES:

- ☐ **FOR ALL NOMINEES**
- ☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**
- ☐ **FOR ALL EXCEPT** (See instructions below)

- ○ James Carey
- ○ Mark Dzialga
- ○ Larry Kutscher
- ○ James LaPlaine

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.**

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HIRERIGHT HOLDINGS CORPORATION

Proxy for Annual Meeting of Stockholders on May 25, 2023

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Messrs. Thomas Spaeth and Brian Copple, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of HireRight Holdings Corporation, to be held at 20 Horseneck Lane, Greenwich, CT 06830 on May 25, 2023 at 8:30 a.m. Eastern Time, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

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